Exhibit 2


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                     AGREEMENT AND PLAN OF SHARE ACQUISITION

                          DATED AS OF OCTOBER 25, 2000

                                     BETWEEN

                      FIDUCIARY TRUST COMPANY INTERNATIONAL

                                       AND

                            FRANKLIN RESOURCES, INC.


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                                TABLE OF CONTENTS

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Article I             THE SHARE EXCHANGE................................................................2

         SECTION  1.1           The Share Exchange......................................................2

         SECTION  1.2           Effective Time..........................................................2

         SECTION  1.3           Closing of the Share Exchange...........................................2

         SECTION  1.4           Effects of the Share Exchange...........................................2

Article II            EXCHANGE OF SHARES................................................................2

         SECTION  2.1           Exchange of Shares......................................................2

         SECTION  2.2           Dissenters' Rights......................................................3

         SECTION  2.3           Exchange Fund...........................................................4

         SECTION  2.4           Exchange Procedures.....................................................4

         SECTION  2.5           Distributions with Respect to Unsurrendered Certificates................5

         SECTION  2.6           No Further Ownership Rights in the Shares...............................5

         SECTION  2.7           Fractional Shares of Parent Common Stock................................5

         SECTION  2.8           Termination of Exchange Fund............................................6

         SECTION  2.9           No Liability............................................................6

         SECTION  2.10          Investment of the Exchange Fund.........................................6

         SECTION  2.11          Lost Certificates.......................................................6

         SECTION  2.12          Withholding Rights......................................................7

         SECTION  2.13          Stock Transfer Books....................................................7

         SECTION  2.14          Affiliates..............................................................7

Article III           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................8

         SECTION  3.1           Organization and Qualification; Subsidiaries............................8

         SECTION  3.2           Capitalization of the Company and Its Subsidiaries......................8

         SECTION  3.3           Authority Relative to This Agreement....................................9

         SECTION  3.4           Reports; Financial Statements..........................................10

         SECTION  3.5           No Undisclosed Liabilities.............................................11

         SECTION  3.6           Absence of Changes.....................................................11

         SECTION  3.7           Information Supplied...................................................13

         SECTION  3.8           No Violations..........................................................14


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         SECTION  3.9           No Default.............................................................14

         SECTION  3.10          Property...............................................................14

         SECTION  3.11          Litigation.............................................................14

         SECTION  3.12          Compliance with Applicable Law.........................................15

         SECTION  3.13          Employee Plans.........................................................15

         SECTION  3.14          Environmental Liability................................................17

         SECTION  3.15          Tax Matters............................................................17

         SECTION  3.16          Ineligible Persons.....................................................19

         SECTION  3.17          Material Contracts.....................................................20

         SECTION  3.18          Funds..................................................................20

         SECTION  3.19          Insurance..............................................................21

         SECTION  3.20          Risk Management Instruments............................................21

         SECTION  3.21          Intellectual Property..................................................21

         SECTION  3.22          Labor and Employment Matters...........................................22

         SECTION  3.23          Restrictive Covenants..................................................22

         SECTION  3.24          Clients................................................................22

         SECTION  3.25          Opinion of Financial Advisor...........................................23

         SECTION  3.26          Brokers................................................................23

         SECTION  3.27          Accounting Matters;....................................................23

         SECTION  3.28          Tax Matters............................................................23

Article IV            REPRESENTATIONS AND WARRANTIES OF PARENT.........................................23

         SECTION  4.1           Organization and Qualification.........................................23

         SECTION  4.2           Capitalization of Parent and its Subsidiaries..........................24

         SECTION  4.3           Authority Relative to this Agreement...................................25

         SECTION  4.4           SEC Reports; Financial Statements......................................25

         SECTION  4.5           Absence of Changes.....................................................26

         SECTION  4.6           No Undisclosed Liabilities.............................................26

         SECTION  4.7           Information Supplied...................................................26

         SECTION  4.8           ConsentsandApprovals;NoViolations......................................27

         SECTION  4.9           No Default.............................................................27


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         SECTION  4.10          Compliance with Applicable Law.........................................27

         SECTION  4.11          Ineligible Persons.....................................................28

         SECTION  4.12          Parent Funds; Advisory Agreements......................................28

         SECTION  4.13          Brokers................................................................28

Article V             COVENANTS RELATED TO CONDUCT OF BUSINESS.........................................29

         SECTION  5.1           Conduct of Business of the Company.....................................29

         SECTION  5.2           Conduct of Business of Parent..........................................32

         SECTION  5.3           Access to Information..................................................33

Article VI            ADDITIONAL AGREEMENTS............................................................33

         SECTION  6.1           Preparation of S-4 and the Proxy Statement.............................33

         SECTION  6.2           Regulatory Matters.....................................................34

         SECTION  6.3           Letter of Accountants..................................................35

         SECTION  6.4           Meeting................................................................36

         SECTION  6.6           Company Fund Meetings..................................................36

         SECTION  6.7           Non-Investment Company Advisory Contract Consents......................37

         SECTION  6.8           Acquisition Proposals..................................................37

         SECTION  6.9           Public Announcements...................................................38

         SECTION  6.10          Indemnification........................................................38

         SECTION  6.11          Notification of Certain Matters........................................39

         SECTION  6.12          Pooling................................................................40

         SECTION  6.13          Employee Matters.......................................................40

         SECTION  6.14          Affiliate Letters......................................................41

         SECTION  6.15          Application of Section 16 of the Exchange Act..........................41

         SECTION  6.16          Fees and Expenses......................................................42

         SECTION  6.17          Listing of Stock.......................................................42

         SECTION  6.18          Authorized Parent Stock................................................42

         SECTION  6.19          Antitakeover Statutes..................................................42

         SECTION  6.20          Certain Agreements.....................................................42

         SECTION  6.21          Tax-Free Share Exchange................................................44


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Article VII           CONDITIONS TO CONSUMMATION OF THE SHARE EXCHANGE.................................45

         SECTION  7.1           Conditions to Each Party's Obligations to Effect the Share Exchange....45

         SECTION  7.2           Conditions to Obligations of Parent....................................46

         SECTION  7.3           Conditions to the Obligations of the Company...........................47

Article VIII          TERMINATION; AMENDMENT; WAIVER...................................................47

         SECTION  8.1           Termination by Mutual Agreement........................................47

         SECTION  8.2           Termination by Either Parent or the Company............................47

         SECTION  8.3           Termination by the Company.............................................48

         SECTION  8.4           Termination by Parent..................................................48

         SECTION  8.5           Effect of Termination and Abandonment..................................49

         SECTION  8.6           Amendment..............................................................49

         SECTION  8.7           Extension; Waiver......................................................50

Article IX            MISCELLANEOUS....................................................................50

         SECTION  9.1           Nonsurvival of Representations and Warranties..........................50

         SECTION  9.2           Entire Agreement; Assignment...........................................50

         SECTION  9.3           Notices................................................................50

         SECTION  9.4           Governing Law..........................................................51

         SECTION  9.5           Descriptive Headings...................................................51

         SECTION  9.6           Parties in Interest....................................................51

         SECTION  9.7           Severability...........................................................52

         SECTION  9.8           Specific Performance...................................................52

         SECTION  9.9           Counterparts...........................................................52

         SECTION  9.10          Interpretation.........................................................52

         SECTION  9.11          Definitions............................................................53

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                            Glossary of Defined Terms
                            -------------------------

     Defined Terms                                         Defined in Section
     -------------                                         ------------------

"PARENT AVERAGE CLOSING PRICE"..........................................3
6.20(A) PROVISIONS.....................................................42
ACQUISITION AGREEMENT...................................................1
ACQUISITION PROPOSAL:..................................................53
ADVISERS ACT...........................................................53
AGREEMENT...............................................................1
APB 16..................................................................1
AUDIT DATE.............................................................11
BENEFICIAL OWNERSHIP:..................................................53
BENEFICIALLY OWN:......................................................53
CERTIFICATES:...........................................................4
CLOSING DATE:...........................................................2
CLOSING:................................................................2
CODE....................................................................1
COMPANY.................................................................1
COMPANY BOARD:.........................................................10
COMPANY DISCLOSURE SCHEDULE:............................................8
COMPANY EMPLOYEE BENEFIT PLAN..........................................15
COMPANY EMPLOYEE BENEFIT PLANS.........................................15
COMPANY FUND...........................................................53
COMPANY PERMITS........................................................15
COMPANY REPORTS:.......................................................11
COMPANY REQUISITE VOTE:................................................10
COMPANY SECURITIES:.....................................................9
COMPANY SHAREHOLDER MEETING:...........................................36
COMPANY SHARES..........................................................1
COMPANY SUBSEQUENT DETERMINATION.......................................36
COMPANY:................................................................1
CONFIDENTIALITY AGREEMENT:.............................................33
DCP TRUST...............................................................3
DEEMED ASSIGNMENT......................................................37
DISSENTING SHARES.......................................................3
Effective Time:.........................................................2
ERISA..................................................................15
ERISA AFFILIATE........................................................16
EXCESS SHARES...........................................................6
EXCHANGE ACT...........................................................53
EXCHANGE AGENT:.........................................................4
EXCHANGE FUND:..........................................................4
EXCHANGE RATIO..........................................................3
FDIC...................................................................10


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     Defined Terms                                         Defined in Section
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FINANCIAL ADVISOR:.....................................................23
FRACTIONAL INTEREST.....................................................5
FRS.....................................................................3
FUND...................................................................53
GAAP:..................................................................11
GOVERNMENTAL ENTITY.....................................................6
INDEMNIFIED PARTIES:...................................................38
INDEMNIFIED PARTY:.....................................................38
INSURANCE AMOUNT.......................................................39
INTELLECTUAL PROPERTY..................................................22
INVESTMENT COMPANY ACT.................................................53
INVESTMENT COMPANY ADVISORY AGREEMENT..................................54
IRS....................................................................16
KNOW:..................................................................54
KNOWLEDGE:.............................................................54
LAW:...................................................................14
LIEN:...................................................................9
MATERIAL ADVERSE EFFECT:...............................................54
MATERIAL CONTRACTS.....................................................20
NICAAS.................................................................37
NON-INVESTMENT COMPANY ADVISORY AGREEMENT..............................54
NYBL....................................................................1
NYSE....................................................................6
PARENT..................................................................1
PARENT BOARD...........................................................25
PARENT COMMON STOCK:....................................................3
PARENT DISCLOSURE SCHEDULE:............................................23
PARENT EMPLOYEE BENEFIT PLANS..........................................40
PARENT FUND............................................................54
PARENT INVESTMENT COMPANY ADVISORY AGREEMENT...........................54
PARENT PERMITS:........................................................27
PARENT SEC REPORTS:....................................................25
PARENT SECURITIES:.....................................................24
PARENT SHARES...........................................................1
PARENT:.................................................................1
PBGC...................................................................16
PERIOD.................................................................43
PERSON:................................................................54
POOLING OF INTERESTS:..................................................23
PROXY STATEMENT:.......................................................13
REGULATORY DOCUMENTS...................................................10
RULE 145................................................................1
S-4:...................................................................13
SEC.....................................................................1
SECURITIES ACT..........................................................7

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     Defined Terms                                         Defined in Section
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SECURITIES LAWS........................................................54
SHARE EXCHANGE.......................................................2, 1
SHARE EXCHANGE CONSIDERATION............................................3
SHARE TRUST.............................................................6
SHARES..................................................................2
STOCK OPTION AGREEMENT..................................................1
SUBSECTION (A) CONTRACTS...............................................20
SUBSIDIARY.............................................................54
SUPERINTENDENT..........................................................1
TAKEOVER STATUTES......................................................42
TAX RETURNS:...........................................................19
TAX:...................................................................19
TAXES:.................................................................19
TERMINATION DATE:......................................................48
TERMINATION FEE........................................................49
TITLE IV PLANS.........................................................16
UNITED STATES REAL PROPERTY HOLDING COMPANY:...........................18
WHOLLY-OWNED SUBSIDIARY................................................55


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                     AGREEMENT AND PLAN OF SHARE ACQUISITION

                  THIS AGREEMENT AND PLAN OF SHARE ACQUISITION (this "AGREEMENT"), dated as of October 25, 2000, is between Fiduciary Trust Company International, a bank organized under the New York State Banking Law (the "COMPANY"), and Franklin Resources, Inc., a Delaware corporation ("PARENT").

                  WHEREAS, Parent is a corporation having capital divided into shares organized and existing under the Delaware General Corporation Law;

                  WHEREAS, the Company is a bank organized and existing under
Article III of the New York State Banking Law (the "NYBL");

                  WHEREAS, Section 143-a of the NYBL provides that a company having capital stock divided into shares which desires to acquire all the capital stock of one or more corporations organized under or subject to the provisions of Article III of the NYBL may submit a written plan of acquisition of such stock to the Superintendent of Banks of the State of New York (the "SUPERINTENDENT");

                  WHEREAS, Parent desires to acquire all of the Shares (as hereinafter defined) in accordance with the provisions of Section 143-a of the NYBL and, to that end, Parent and the Company wish to adopt this Agreement which shall constitute the "plan of acquisition" within the meaning of such Section 143-a;

                  WHEREAS, the Company Board and the Parent Board (as hereinafter defined), each has, in light of and subject to the terms and conditions set forth herein, resolved to deem this Agreement and the transactions contemplated hereby, including the Share Exchange (as hereinafter defined) provided for herein, advisable to and in the best interest of their respective shareholders;

                  WHEREAS, for United States federal income tax purposes, it is intended that the Share Exchange shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

                  WHEREAS, for accounting purposes, it is intended that the Share Exchange be accounted for as a "pooling of interests" under Opinion 16 of the Accounting Principles Board ("APB 16") and the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"); and

                  WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and an inducement to the willingness of Parent to enter into this Agreement, the Company is entering into a stock option agreement with Parent in the form of Exhibit A hereto (the "STOCK OPTION AGREEMENT"), pursuant to which the Company has granted Parent an option to purchase Shares under the terms and conditions set forth in the Stock Option Agreement;


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                  NOW, THEREFORE, in consideration of the premises and the
representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Parent hereby agree as follows:

                                    ARTICLE I

                               THE SHARE EXCHANGE

                  SECTION 1.1 The Share Exchange. At the Effective Time (as hereinafter defined) and upon the terms and subject to the conditions of this Agreement and in accordance with the NYBL, each outstanding share of common stock, par value $1.00 per share, of the Company (the "SHARES"), other than as provided in Section 2.1(a) hereof, shall be deemed to be exchanged for the number of shares of Parent Common Stock (as hereinafter defined) provided for in
Section 2.1(a) below (the "SHARE EXCHANGE"). Following the Share Exchange and as a result thereof, the Company shall be a wholly-owned Subsidiary of Parent. The separate corporate existence of each of Parent and the Company shall continue following the Share Exchange.

                  SECTION 1.2 Effective Time. Subject to the provisions of this Agreement, the Share Exchange shall be consummated and become effective at such time as the Superintendent files this Agreement, together with all required certificates, as provided in Section 143-a.3 of the NYBL (the "EFFECTIVE TIME").

                  SECTION 1.3 Closing of the Share Exchange. (a) The closing of the Share Exchange (the "CLOSING") will take place at a time and on a date to be specified by the parties (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time, date or place as agreed to in writing by the parties hereto. Unless the parties otherwise agree, the Effective Time shall occur on the Closing Date.

                  (b) At the Closing, Parent and the Company shall instruct their respective representatives to make or confirm the filing of all required certificates in the office of the Superintendent pursuant to Section 143-a of the NYBL.

                  SECTION 1.4 Effects of the Share Exchange. The Share Exchange shall have the effects set forth in the NYBL.

                                   ARTICLE II

                               EXCHANGE OF SHARES

                  SECTION 2.1 Exchange of Shares. (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time including Shares held by the Company's Deferred Compensation Plan Trust (the


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"DCP TRUST") but excluding (x) Shares held by the Company for its own account,
(y) Shares held by Parent, or (z) Dissenting Shares (as defined in Section 2.2 hereof)) shall, by virtue of the Share Exchange and without any action on the part of Parent, the Company or the holder thereof, be deemed exchanged in consideration for the right to receive fully paid and non-assessable shares of common stock, par value $0.10 per share, of Parent ("PARENT COMMON STOCK") equal to (A) divided by (B) (the "EXCHANGE RATIO"), with (A) being the quotient obtained by dividing 825,000,000 by the Parent Average Stock Price; provided that such quotient shall not be less than 19,466,700 or more than 23,791,000 and
(B) being the number of Shares outstanding as of the Effective Time to be exchanged for shares of Parent Common Stock pursuant to the terms of this Agreement. For purposes of this Agreement, PARENT AVERAGE CLOSING PRICE means the average closing price per share of the Parent Common Stock on the New York Stock Exchange, Inc. during the twenty (20) trading days ending immediately prior to the date that the Board of Governors of the Federal Reserve System (the "FRS") (i) approves the Application (as hereinafter defined) of Parent to the FRS to acquire the Shares and become a bank holding company and (ii) determines that the election by Parent to become a financial holding company pursuant to Sections 4(k) and (l) of the Bank Holding Company Act will become effective at the Effective Time. An example of the calculation of the Exchange Ratio is set forth in Schedule 2.1 of the Parent Disclosure Schedule (as hereinafter defined). (All such shares of Parent Common Stock issued, together with any cash in lieu of fractional shares of Parent Common Stock to be paid pursuant to
Section 2.7, are referred to herein as the "Share Exchange Consideration".)


                  (b) At the Effective Time, each Share held by Parent or the Company for its own account immediately prior to the Effective Time shall, by virtue of the Share Exchange and in accordance with the terms of this Agreement, and without any action on the part of Parent or the Company be canceled, retired and cease to exist and no payment shall be made with respect thereto.

                  (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, stock split, reverse stock split, combination or exchange of shares or any similar event, the amount of shares of Parent Common Stock constituting the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, reorganization, recapitalization, stock split, reverse stock split, combination or exchange of shares or such similar event.

                  SECTION 2.2 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Share Exchange and who has complied with the procedures of Section 6022 of the NYBL for appraisal of such Shares ("DISSENTING SHARES"), shall not be exchanged into the right to receive the Share Exchange Consideration, as provided herein, unless and until such holder fails to perfect or effectively withdraws or


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otherwise loses the right to appraisal and payment under such Section 6022. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been exchanged as of the Effective Time into the right to receive the Share Exchange Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Parent shall have the right to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. All payments made to the holders of Dissenting Shares pursuant to Sections 143-a.4 and 6022 of the NYBL shall be made solely from the assets of the Company.

                  SECTION 2.3 Exchange Fund. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company headquartered in New York City reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Shares for the Share Exchange Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the benefit of holders of Shares, certificates representing the Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Shares. Parent agrees to make available to the Exchange Agent in accordance with Section 2.7, cash sufficient to pay any dividends and other distributions pursuant to Section 2.5. Any cash and certificates of Parent Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND." No holder of Shares shall be required to pay any stock transfer or similar Tax (as hereinafter defined) upon the exchange of Shares pursuant to the terms of this Agreement unless the transfer of such Shares to the holder thereof was not registered in the transfer records of the Company, in which case the provisions of the last sentence of Section 2.4 shall apply.

                  SECTION 2.4 Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES")
(i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify after consultation with the Company; and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Share Exchange Consideration, together with any dividends or distributions which a holder of Certificates has a right to receive pursuant to Section 2.5. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor shares of Parent Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section 2.1 (after taking


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into account all Shares then held by such holder) and a check representing an aggregate amount of (x) any cash payable in lieu of fractional shares of Parent Common Stock to which the holder is entitled pursuant to Section 2.7 and (y) any dividends or distributions which such holder has a right to receive pursuant to
Section 2.5. No interest will be paid or will accrue on any cash payable pursuant to Section 2.5 or 2.7. In the event of a transfer of ownership of the Shares which is not registered in the transfer records of the Company, shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.7 and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.5, may be issued with respect to such Shares to such a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.

                  SECTION 2.5 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made with respect to shares of Parent Common Stock with a record date at or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Certificate and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.7 until such holder shall surrender such Certificate in accordance with Section 2.4. Subject to the effect of applicable Laws (as hereinafter defined), following surrender of any such Certificate, there shall be paid to such holder of shares of Parent Common Stock issuable in exchange therefor, without interest thereon, (a) promptly after the time of such surrender, the amount of dividends or other distributions with a record date at or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (b) at the appropriate payment date, the amount of dividends or other distributions with a record date at or after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

                  SECTION 2.6 No Further Ownership Rights in the Shares. All shares of Parent Common Stock issued and cash paid upon the exchange of the Shares in accordance with the terms of Article I and this Article II (including any cash paid pursuant to Sections 2.5 and 2.7) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the Shares.

                  SECTION 2.7 Fractional Shares of Parent Common Stock. No fraction of a share of Parent Common Stock will be issued to holders of Shares, but each holder of Shares otherwise entitled to receive a fraction of a share of Parent Common Stock will be entitled to receive in accordance with the provisions of this Section 2.7 from the Exchange Agent a cash payment in lieu of such fraction of a share of Parent Common Stock, as applicable (each a "FRACTIONAL INTEREST") representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of shares of Parent Common Stock which would


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otherwise be issued ("EXCESS SHARES"). The sale of the Excess Shares by the
Exchange Agent shall be executed on the New York Stock Exchange, Inc. (the "NYSE") through one or more member firms of the NYSE, as the case may be, and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Shares otherwise entitled to receive Fractional Interests, the Exchange Agent will hold such proceeds in trust for such holders of shares (the "SHARE TRUST"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Share Trust to which each holder of Shares shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Share Trust by a fraction, the numerator of which is the amount of Fractional Interests to which such holder of Shares is entitled and the denominator of which is the aggregate amount of Fractional Interests to which all holders of Shares are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Shares in lieu of any Fractional Interests, the Exchange Agent shall make available such amounts to such holders of Shares without interest.

                  SECTION 2.8 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six
(6) months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for the Share Exchange Consideration with respect to the Shares formerly represented thereby to which such holders are entitled pursuant to Sections 2.1,
2.4 and 2.7 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.5. Any such portion of the Exchange Fund remaining unclaimed by holders of Shares five
(5) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any U.S. or non-U.S. federal, state or local court or tribunal or administrative, governmental or regulatory body, agency or authority (a "GOVERNMENTAL ENTITY")) shall, to the extent permitted by Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

                  SECTION 2.9 No Liability. None of Parent, the Company or the Exchange Agent shall be liable to any person in respect of any Share Exchange Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  SECTION 2.10 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis. Any interest and other income resulting from such investments shall promptly be paid to Parent.

                  SECTION 2.11 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, the posting by such person of a bond in such reasonable and customary amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Share Exchange Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

                  SECTION 2.12 Withholding Rights. Parent shall be entitled to deduct and withhold from the Share Exchange Consideration otherwise payable pursuant to this Agreement and/or from any cash in the amount of dividends or other distributions to which a holder of Parent Common Stock is entitled pursuant to Section 2.5 such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax Law. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding was made by Parent.

                  SECTION 2.13 Stock Transfer Books. The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Share Exchange Consideration with respect to the Shares formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.7 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.5.

                  SECTION 2.14 Affiliates. Notwithstanding anything to the contrary herein, no shares of Parent Common Stock or cash shall be delivered pursuant to the Share Exchange to a person who may be deemed an "affiliate" of the Company in accordance with Section 6.14 hereof for purposes of Rule 145 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or for purposes of qualifying the Share Exchange for "pooling of interests" under APB 16 and the applicable SEC rules and regulations until such person has executed and delivered to Parent the written agreement contemplated by Section 6.14. The Company believes that the individuals listed on Schedule 2.14 of the Company Disclosure Schedule (as hereinafter defined) are the "affiliates" of the Company as of the date of this Agreement for the purposes of the transactions contemplated hereby and the Parent agrees that, absent a material change in circumstances, such individuals are the only persons who will be required to execute and deliver the written agreements contemplated by Section 6.14.

SECTION 2.15 Consultation Regarding Dividends. Prior to any change of the regularly scheduled record dates for the payment of dividends, the Company and Parent shall consult with the other party and hereby agree that no such change will have the effect of causing the Company's shareholders to fail to receive a regular quarterly dividend payment either as a Parent or Company shareholder.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company hereby represents and warrants to Parent as follows:

                  SECTION 3.1 Organization and Qualification; Subsidiaries. (a) Each of the Company and its Subsidiaries (as hereinafter defined) is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by the Company to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on the Company.

                  (b) Section 3.1 of the Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company.

                  (c) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  (d) Except as set forth on Schedule 3.1(d) of the Company Disclosure Schedule, the Company has heretofore delivered to Parent accurate and complete copies of the organizational certificate and bylaws, as currently in effect, of each of the Company and its U.S. Subsidiaries. There are no provisions or requirements contained in any organizational or governing documents of the Company's non-U.S. Subsidiaries that do or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  SECTION 3.2 Capitalization of the Company and Its Subsidiaries. (a) The authorized capital stock of the Company consists of:
15,000,000 Shares, of which 7,276,168 Shares were issued and outstanding as of the close of business on October 24, 2000. All of the issued and outstanding Shares have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights, except and to the extent provided in Sections 114 and 6029 of the NYBL. Except as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company; (ii) no securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company; (iii) no options or other rights to acquire from the Company or any of its Subsidiaries, and no obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its Subsidiaries or other similar rights, including stock appreciation rights (collectively, "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no shareholder agreements (other than the voting agreements entered into in connection with the transactions contemplated hereby), voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company.

                  (b) Except for minority positions held by foreign nationals in non-U.S. Subsidiaries of the Company as required by applicable Law, all of the outstanding capital stock of the Company's Subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as hereinafter defined) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be required as a matter of Law). There are no securities of the Company or its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no outstanding contractual obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Company. For purposes of this Agreement, "LIEN" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such asset.

                  SECTION 3.3 Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Share Exchange and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by the Company and constitute valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability related to or affecting creditors' rights or by general equity principles.

                  (b) The Board of Directors of the Company (the "COMPANY BOARD") has duly and validly authorized the execution and delivery of this Agreement and the Stock Option Agreement and approved the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by the Company Board for the consummation of such transactions, including the Share Exchange, and has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Share Exchange, taken together, advisable to and in the best interest of the Company and its shareholders; and (ii) to recommend that the shareholders of the Company approve and adopt this Agreement. Pursuant to Section 143-a of the NYBL, the Company Board has directed that this Agreement be submitted to the shareholders of the Company for their approval. The affirmative approval of the holders of at least two-thirds (2/3) of the outstanding Shares (voting as a single class) as of the record date for the Company Shareholder Meeting (as hereinafter defined) (the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Share Exchange.

                  SECTION 3.4 Reports; Financial Statements.(a) Since January 1, 1998, the Company has timely filed all reports and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Entity, including the SEC (the "REGULATORY DOCUMENTS"), and has paid all fees and assessments due and payable in connection therewith.

                  (b) As of their respective dates, the Regulatory Documents of the Company complied in all material respects with the applicable requirements of the Securities Laws (as hereinafter defined), and the rules and regulations of the SEC promulgated thereunder applicable to such Regulatory Documents, and none of the Company's Regulatory Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has previously delivered or made available to Parent a complete copy of each Regulatory Document filed with the SEC, the Federal Deposit Insurance Company (the "FDIC") or the New York State Banking Department after January 1, 1998, including a Form ADV for any Subsidiary of the Company that is a registered Investment Advisor (as defined in the Advisers Act (as hereinafter defined)), and will deliver to Parent promptly after the filing thereof a complete copy of each Regulatory Document filed with the SEC, the FDIC or the New York State Banking Department after the date hereof and prior to the Closing Date. There (i) is no unresolved violation with respect to any report or statement relating to any examinations or inspections of the Company or any of its Subsidiaries by any Governmental Entity and (ii) have been no material disagreements or disputes with any Governmental Entity with respect to the business, operations, policies or procedures of the Company since January 1, 1998.

                  (c) The Company has made available to Parent: (i) its Annual Reports to Shareholders for each of the fiscal years ended December 31, 1998 and 1999; (ii) unaudited financial statements as of and for the quarters ended March 31, June 30 and September 30, 2000; (iii) all definitive proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since January 1, 1998; and (iv) all other reports either filed by the Company with the SEC or distributed to shareholders since January 1, 1998 (each such reports, financial statements, proxy statements and other reports, together with the amendments thereto, the "COMPANY REPORTS"). None of such Company Reports contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company Reports complied as to form in all material respects with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto or in the case of quarterly statements except for the absence of notes thereto), and accurately reflected in accordance with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since January 1, 2000, there has not been any material change, or any application or request for any material change, by the Company or any of its Subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes, except for such change required by Law, SEC regulation or generally applicable changes in GAAP.


                  SECTION 3.5 No Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the latest balance sheet as of September 30, 2000 and liabilities incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, none of the Company or its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in or reserved against in a consolidated balance sheet of the Company and no liabilities that would be required by GAAP to be disclosed in the notes thereto, other than liabilities disclosed in the Company Reports or incurred in the ordinary course of business consistent with past practice, were not otherwise disclosed to Parent.


                  SECTION 3.6 Absence of Changes. Except as set forth in Section
3.6 of the Company Disclosure Schedule, or to the extent publicly disclosed by the Company in the Company Reports, since December 31, 1999 (the "AUDIT Date"), there have been no events, changes or developments with respect to the Company or its Subsidiaries, which do or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Except as set forth in Section 3.6 of the Company Disclosure Schedule or to the extent publicly disclosed in the Company Reports, since the Audit Date, the Company and its Subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

                  (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than payment of the Company's regular quarterly cash dividend on the Shares in the amount of $0.35 per Share), or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any Company Securities;

                  (b) any amendment of any term of any outstanding security of the Company or any Subsidiary that would materially increase the obligations of the Company or such Subsidiary under such security;

                  (c) (i) any incurrence or assumption by the Company or any Subsidiary of any indebtedness for borrowed money, other than in the ordinary and usual course of business consistent with past practice (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary and usual course of business consistent with past practice), or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by the Company or any Subsidiary for the obligations of any other person (other than any Wholly-Owned Subsidiary), other than in the ordinary and usual course of business consistent with past practice;

                  (d) any creation or assumption by the Company or any Subsidiary of any Lien on any material asset of the Company or any Subsidiary other than in the ordinary and usual course of business consistent with past practice;

                  (e) any making of any loan, advance or capital contribution to or investment in any person by the Company or any Subsidiary other than (i) investments made in the ordinary and usual course of business consistent with past practice, (ii) loans, advances or capital contributions to or investments in Wholly-Owned Subsidiaries or (iii) loans or advances made in the ordinary and usual course of business consistent with past practice;

                  (f) (i) any contract or agreement entered into by the Company or any Subsidiary on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by the Company or any Subsidiary of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary and usual course of business consistent with past practice;

                  (g) other than in the ordinary and usual course of business consistent with past practice, any (i) grant of any material severance or termination pay to any director, officer or employee of the Company or any of its Subsidiaries; (ii) entering into of any material employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries; (iii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) material increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries other than merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices; or

                  (h) any making or rescission of any material express or deemed election relating to Taxes, settlement or compromise of any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable Law, making of any change to any of its material methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its most recently filed federal income Tax return.

                  SECTION 3.7 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock as required by the terms of this Agreement pursuant to the Share Exchange (the "S-4"), at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the proxy statement relating to the Company Shareholder Meeting to be held in connection with the Share Exchange (the "PROXY STATEMENT") will, at the date mailed to shareholders and at the time of the meeting of shareholders to be held in connection with the Share Exchange, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (iii) the Applications (as hereinafter defined) will, at the date of filing and through and including the date of action by the appropriate Governmental Entities thereon, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or will otherwise fail to comply in all material respects with applicable Law. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4, the Proxy Statement or an Application, the Company shall promptly so advise Parent and such event shall be so described, and such amendment or supplement (which Parent shall have a reasonable opportunity to review) shall be, as required by Law, disseminated to the shareholders of the Company or filed with the relevant Governmental Entity.

                  SECTION 3.8 No Violations. Except as set forth in Section 3.8 of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement or the Stock Option Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will violate, conflict with or result in any breach of, require any consent, waiver or notice under any term of, or result in the reduction, loss or cancellation of any benefit or the creation or acceleration of any right or obligation under (i) any provision of the respective organizational certificate or bylaws (or similar governing documents) of (x) the Company or (y) any of its Subsidiaries, (ii), any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound (other than advisory agreements that contain change of control or non assignment provisions or are otherwise terminable under applicable Law,) or
(iii) any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets (assuming the making by Parent of all required filings with, and the receipt by Parent of all required permits, authorizations, consents and approvals of all applicable Governmental Entities), except in the case of (i)(y), (ii) or (iii) to the extent that does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  SECTION 3.9 No Default. Neither the Company nor any of its Subsidiaries is in violation of any term of (i) its organizational certificate or bylaws (or similar governing documents), (ii) any agreement to which it is a party or by which it is bound, or (iii) any non-U.S. or domestic law, order, writ, injunction, decree, ordinance, award, stipulation, statute, rule or regulation entered by a Governmental Entity ("LAW") applicable to the Company, its Subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  SECTION 3.10 Property. (a) The Company owns no real property.

                  (b) Each of the Company and its Subsidiaries has valid leasehold interests in all of its leased real property.

                  (c) Each of the Company and its Subsidiaries enjoy peaceful and undisturbed possession under, and has complied in all material respects with the terms of, all leases to which it is a party, and all such leases are in full force and effect, except to the extent that does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  SECTION 3.11 Litigation. Except as set forth in Section 3.11 of the Company Disclosure Schedule or to the extent publicly disclosed by the Company in the Company Reports, there is no suit, claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets which (a) seeks damages in excess of $250,000, (b) seeks material equitable relief or remediation, (c) does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or (d) as of the date hereof, questions the validity of this Agreement, the Stock Option Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or thereby or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 3.11 of the Company Disclosure Schedule or to the extent publicly disclosed by the Company in the Company Reports, none of the Company or its Subsidiaries is subject to any outstanding material order, writ, injunction, decree or cease and desist order.

                  SECTION 3.12 Compliance with Applicable Law. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, order and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries are not being conducted in violation of any Law applicable to the Company or its Subsidiaries except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. To the Company's knowledge, no investigation by any Governmental Entity other than periodic examinations conducted in the ordinary course with respect to the Company or its Subsidiaries is pending or threatened, nor, to the Company's knowledge, has any Governmental Entity indicated an intention to conduct the same.

                  SECTION 3.13 Employee Plans. (a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all material "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all material bonus or other incentive compensation, stock option, stock award, stock purchase or equity-based compensation, deferred compensation, severance, sick leave, vacation, salary continuation, medical, life insurance, scholarship, company car, or employee loan plan, policy or agreement except government-mandated plans (each a "COMPANY EMPLOYEE BENEFIT PLAN" and collectively, the "COMPANY EMPLOYEE BENEFIT PLANS") which the Company or any of its Subsidiaries has any obligation to or liability for contingent or otherwise with respect to any current or former employee or director. None of the Company Employee Benefit Plans is a multiemployer plan, as defined in Section 3(37) of ERISA or is or has been subject to Sections 4063 or 4064 of ERISA.

                  (b) True, correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans have been made available to Parent by the Company: (i) any plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and schedules thereto; (iii) the most recent Internal Revenue Service ("IRS") determination letter; (iv) the most recent financial statements and actuarial valuations, if applicable; (v) summary plan descriptions; and (vi) written communications to employees relating to the Company Employee Benefit Plans within the preceding twelve (12) months.

                  (c) As of the date hereof, (i) all material payments required to be made by or under any Company Employee Benefit Plan, any related trusts, or any collective bargaining agreement or pursuant to Law have been made by the due date thereof (including any valid extension); (ii) the Company and its Subsidiaries have performed all material obligations required to be performed by them under any Company Employee Benefit Plan; (iii) the Company Employee Benefit Plans, have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iv) there are no material actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the Company's knowledge, threatened with respect to any Company Employee Benefit Plan; and (v) the Company and its Subsidiaries have no material liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise Tax or civil penalty.

                  (d) Except as set forth in Section 3.13(d) of the Company Disclosure Schedule:

                        (i) As of the date hereof, there is no "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA in any of the respective Company Employee Benefit Plans subject to Title IV of ERISA ("TITLE IV PLANS"). As of the date hereof, each of the respective Title IV Plans are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Title IV Plan and the "benefit liabilities" as defined in Section 4001(a)(16) of ERISA of such Title IV Plan using such PBGC assumptions do not exceed the assets of such Title IV Plan.

                        (ii) Neither the Company nor any person under common control or treated as a single employer with the Company ("ERISA AFFILIATE") has terminated any Title IV Plan; or

                  (e) Each of the Company Employee Benefit Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so "qualified" and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and the Company knows of no fact which would adversely affect the qualified status of any such Plan or the exemption of such trust.

                  (f) Except as set forth in Section 3.13(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will by itself or in combination with any other event, except as expressly contemplated by this Agreement, (i) result in any payment becoming due, or increase the amount of compensation or benefits to any current or former employee or director of the Company or any of its Subsidiaries; or (ii) result in the acceleration of the time of payment or vesting of any compensation or benefits to any current or former employee and director of the Company or any of its Subsidiaries or increase any benefits under any Company Employee Benefit Plan.

                  SECTION 3.14 Environmental Liability. There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably result in the imposition, on the Company of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or threatened against the Company, which liability or obligation will, either individually or in the aggregate, have a Material Adverse Effect on the Company. To the knowledge of the Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any such liability or obligation on the Company. The Company is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

                  SECTION 3.15 Tax Matters. (a) The Company and each of its Subsidiaries, and each affiliated combined or unitary group of which the Company or any of its Subsidiaries is or has been a member, has timely filed all federal, state, local and non-U.S. income and franchise Tax Returns (as hereinafter defined) and all other material Tax Returns and reports required to be filed by it or has timely filed requests for extensions of the filing deadline on such Tax Returns. All such Tax Returns are complete and correct in all material respects. The Company and each of its Subsidiaries has paid (or the Company has paid on its Subsidiaries' behalf) all Taxes shown as due on such Tax Returns for the periods covered by such Tax Returns and there are no other Taxes due for which adequate reserves have not been established.

                  (b) The Company is a "bank" as defined in Section 581 of the Code.

                  (c) No deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

                  (d) No material liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory liens for Taxes not yet due.

                  (e) None of the Company or any of its Subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

                  (f) The Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid to the appropriate taxing authorities all material amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (g) No material federal, state, local or non-U.S. audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state, local or non-U.S. income or franchise Taxes or material other federal, state, local or non-U.S. Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice of any pending audit or proceeding. No material issues relating to Taxes have been raised in writing by the relevant taxing authority during any presently pending audit or examination.

                  (h) Neither the Company nor any of its Subsidiaries has agreed to or is required to make any material adjustment under Section 481(a) of the Code or any similar provision of non-U.S. law that would affect any taxable year beginning after the date hereof.

                  (i) Neither the Company nor any of its Subsidiaries has with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                  (j) The Company is not currently, has not been within the last five (5) years, and does not anticipate becoming a "United States Real Property Holding Company" within the meaning of Section 897(c) of the Code.

                  (k) No Subsidiary of the Company owns any Shares.

                  (l) Each Company Fund (as hereinafter defined) which is qualified as a "registered investment company" under subchapter M of the Code has been managed in a manner consistent with its qualification as a "registered investment company" under Subchapter M of the Code. No such Company Fund is subject to the payment of Tax for any taxable year by reason of its failure to satisfy the minimum distribution requirements of Section 852(a)(1) of the Code.

                  (m) At the Effective Time, none of the Shares will be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code.

                  (n) Neither the Company nor any Subsidiary of the Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Share Exchange.

                  (o) None of the transactions contemplated by this Agreement will cause any gains or losses to be recognized by the Company or any of its Subsidiaries by reason of the consolidated return regulation promulgated under
Section 1502 of the Code.

                  (p) For purposes of this Agreement, "TAX" or "TAXES" shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to Tax or additional amounts imposed by any taxing authority (domestic or non-U.S.) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, Tax sharing agreement, Tax indemnity agreement or any similar agreement (whether oral or written). "TAX RETURNS" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (non-U.S. or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

                  SECTION 3.16 Ineligible Persons. Subject to the provisions of
Section 202(a)(11) and Section 202(a)(26) of the Advisers Act, and to the provisions of Section 3(a)(4) and Section 3(a)(5) of the Exchange Act (a) neither the Company, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company;

                  (b) Neither the Company nor any "associated person" (as defined in the Advisers Act) thereof, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment advisor; and

                  (c) Neither the Company nor any "associated person" (as defined in the Exchange Act) thereof, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

                  SECTION 3.17 Material Contracts. (a) Section 3.17 of the Company Disclosure Schedule sets forth a list of all Subsection (a) Contracts (as hereinafter defined). The Company has heretofore made available to Parent true, correct and complete copies of all: (i) contracts or agreements (other than Company Employee Benefit Plans) that would be required to be filed by Item 10 of Form 10-K if the Company were required to file a Form 10-K with the SEC on the date hereof; (ii) the Global Plus License Agreement; and (iii) commitments and agreements to enter into any of the foregoing (collectively, the "SUBSECTION
(A) CONTRACTS").

                  (b) Each of the Subsection (a) Contracts, any agreements providing for investment advisory services by the Company or any of its Subsidiaries ("advisory agreements") and any commitments or agreements to enter into such advisory agreements (collectively "MATERIAL CONTRACTS," and each a "Material Contract") is in full force and effect. There is no material default under any Material Contract either by the Company or, to the Company's knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or, to the Company's knowledge, any other party.

                  (c) Each Investment Company Advisory Agreement (as hereinafter defined) subject to Section 15 of the Investment Company Act has been duly approved by the Company or its Subsidiary at all times in compliance with
Section 15 of the Investment Company Act and all other applicable Laws. Each such Investment Company Advisory Agreement has been performed by Company in accordance with the Investment Company Act and all other applicable Laws.

                  SECTION 3.18 Funds. (a) Schedule 3.18 sets forth a true, complete and correct list, as of the date hereof, of each Fund for which the Company or any of its Subsidiaries acts as investment adviser or subadviser. Each Company Fund (as hereinafter defined) that is an entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate, trust or partnership power and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under applicable Law, except where the failure to have such power, authority or qualification does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each Company Fund is, and at all times as required under the Securities Laws since prior to its initial public offering of Securities (as defined in the Securities Act) has been, duly registered with the SEC, to the extent such registration is required, as an investment company under the Investment Company Act.

                  (b) Except as set forth in Schedule 3.18 of the Company Disclosure Schedule, (i) the shares of each Company Fund are qualified for public offering and sale in each jurisdiction where offers are made to the extent required under applicable Law and (ii) each Company Fund has been operated since its organization and is currently operating in compliance in all material respects with applicable Law.

                  SECTION 3.19 Insurance. Section 3.19 of the Company Disclosure Schedule sets forth a list of insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries, which policies have been issued by insurers, which, to the Company's knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary industry practice.

                  SECTION 3.20 Risk Management Instruments. To the Company's knowledge, all interest rate swaps, caps, floors, collars, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries or their customers, were entered into (a) in accordance with prudent business practices and all applicable Laws and regulatory policies and (b) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles, and is in full force and effect. Neither the Company nor any of its Subsidiaries, nor to the Company's knowledge, any other party thereto, is in material breach of any of its obligations under any such agreement or arrangement.

                  SECTION 3.21 Intellectual Property. To the knowledge of the
Company:

                  (a) the Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property (as defined below) necessary for the conduct of its business as currently conducted;

                  (b) the use of any Intellectual Property by the Company and its Subsidiaries does not infringe on or otherwise violate in any material respect the rights of any person and is in accordance with any applicable license pursuant to which the Company or any Subsidiary acquired the right to use any Intellectual Property;

                  (c) no Person is challenging, infringing on or otherwise violating any material right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company or its Subsidiaries; and

                  (d) Except as set forth in Section 3.21 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written notice of any pending claim with respect to any material Intellectual Property used by the Company and its Subsidiaries and no such

Intellectual Property owned and/or licensed by the Company or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, "INTELLECTUAL PROPERTY" shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights.

                  SECTION 3.22 Labor and Employment Matters. Except as set forth in Section 3.22 of the Company Disclosure Schedule, (a) no collective bargaining arrangement or agreement or similar arrangement or agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, exists which is binding on the Company, (b) the Company is, and has at all other times been, in material compliance with the Worker Adjustment and Retraining Notification Act and all other applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, and occupational safety and health, (c) there are not material controversies pending or, to the Company's knowledge, threatened, between the Company and any of its employees, (d) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board, (e) there are no strikes, slowdowns, work stoppages, lockouts, or to the Company's knowledge, threats thereof, by or with respect to any employees of the Company and (f) there are no employment contracts currently in effect or which will become effective upon the consummation of the transactions contemplated hereby.

                  SECTION 3.23 Restrictive Covenants. Except as set forth in
Schedule 3.23 of the Company Disclosure Schedule, the Company is not a party to any contract containing non-competition or exclusivity dealing provisions that would limit Parent's ability after the Closing to engage in business in any area or to compete against any person or entity.

                  SECTION 3.24 Clients. As of the date hereof, except as set forth on Schedule 3.24 of the Company Disclosure Schedule, the Company has not received any notice that any client or clients that individually or in the aggregate are material to the business of the Company are terminating or are planning to terminate their relationship with the Company or will reduce materially its or their use of the services of the Company. For the purposes of this Section 3.24, each of the Company Funds will be deemed to be material to the Company.

                  SECTION 3.25 Opinion of Financial Advisor. Goldman, Sachs & Co. (the "FINANCIAL ADVISOR") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date and based upon and subject to the matters set forth therein, the Share Exchange Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or modified.

                  SECTION 3.26 Brokers. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

                  SECTION 3.27 Accounting Matters;. (a) To the Company's knowledge, based upon discussions with Ernst & Young LLP, the Company has not taken or agreed to take any action that would prevent the Share Exchange from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations other than as previously disclosed to Parent as specified in
Schedule 3.27 of the Company Disclosure Schedule.

                  SECTION 3.28 Tax Matters. The Company has neither directly or indirectly taken or agreed to take any action, that would prevent the Share Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), Parent hereby represents and warrants to the Company as follows:

                  SECTION 4.1 Organization and Qualification. (a) Each of Parent and its Subsidiaries, is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate, power and authority to own, lease and operate its properties and to carry on its businesses as now conducted or proposed by Parent to be conducted, except where the failure to be duly organized, existing and in good standing or to have such power and authority does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  (b) Each of Parent and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing does not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  (c) Parent has heretofore delivered to the Company accurate and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect.

                  SECTION 4.2 Capitalization of Parent and its Subsidiaries. (a) The authorized capital stock of Parent consists of: (i) 500,000,000 shares of Parent Common Stock, of which 243,730,139 shares of Parent Common Stock were issued and outstanding as of the close of business on September 30, 2000, and
(ii) 1,000,000 shares of preferred stock, $1.00 par value per share, none of which are outstanding. All of the issued and outstanding shares of Parent Common Stock have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. As of September 30, 2000, no more than 2,221,000 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Except as described in Section 4.2 of the Parent Disclosure Schedule, the Parent SEC Reports (as hereinafter defined) or as set forth above, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Parent, (iii) no options or other rights to acquire from Parent or any of its Subsidiaries, and no obligations of Parent or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent, and (iv) other than in connection with Parent's Employee Benefit Plans and Programs, no equity equivalents, interests in the ownership or earnings of Parent or any of its Subsidiaries or other similar rights (including stock appreciation rights) (collectively, "PARENT SECURITIES"). There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Except as set forth in the Parent SEC Reports, there are no shareholder agreements, voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of Parent.

                  (b) Except for minority positions held by foreign nationals in non-U.S. Subsidiaries as required by applicable Law, all of the outstanding capital stock of Parent's Subsidiaries is owned by Parent, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of Parent or its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any Subsidiary of Parent. There are no outstanding contractual obligations of Parent or its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of Parent.

                  SECTION 4.3 Authority Relative to this Agreement. (a) Parent has all necessary corporate power and authority to execute and deliver this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the Stock Option Agreement or to consummate the transactions contemplated hereby or thereby. This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Parent and constitute valid, legal and binding agreements of Parent, enforceable against Parent in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability related to or affecting creditors' rights or by general equity principles.

                  (b) The Board of Directors of Parent (the "PARENT BOARD") has duly and validly authorized the execution and delivery of this Agreement and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby, and taken all corporate actions required to be taken by the Parent Board for the consummation of such transactions.

                  SECTION 4.4 SEC Reports; Financial Statements. (a) Parent has filed all required forms, reports and documents, together with any amendments required to be made thereto, with the SEC since January 1, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. Parent has heretofore delivered to the Company, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for the fiscal years ended September 30, 1998 and 1999, (ii) all definitive proxy statements relating to Parent's meetings of shareholders (whether annual or special) held since January 1, 1998, and (iii) all other reports or registration statements filed by Parent with the SEC since January 1, 1998 (the "PARENT SEC REPORTS"). None of such forms, reports or documents, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present, in conformity with GAAP on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since October 1, 1999, there has not been any material change, or any application or request for any material change, by Parent or any of its Subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes, except for such change required by Law, SEC regulation or generally applicable changes in GAAP. There is (i) no unresolved violation with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries by any Governmental Entity and (ii) has been no material disagreements or disputes with, any Governmental Entity with respect to the business, operations, policies or procedures of Parent since January 1, 1998. Parent has not filed any document that would constitute a Parent SEC Report since October 15, 2000.

                  SECTION 4.5 Absence of Changes. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, since June 30, 2000, the business of Parent and its Subsidiaries has been carried on in the ordinary and usual course consistent with past practice, and there have been no events, changes or developments with respect to Parent or its Subsidiaries, which do or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  SECTION 4.6 No Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the latest balance sheet included in the Parent SEC Reports as of June 30, 2000 and liabilities incurred in the ordinary course of business consistent with past practices since the date of such balance sheet, neither Parent nor its Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in a consolidated balance sheet of Parent (including the notes thereto).

                  SECTION 4.7 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement will, at the date mailed to shareholders and at the time of the Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (iii) the Applications will, at the date of filing and through and including the date of action by the appropriate Governmental Entities thereon, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading, or will otherwise fail to comply in all material respects with applicable Law. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4, the Proxy Statement or an Application, Parent shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC or the relevant Governmental Entity, as the case may be. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

                  SECTION 4.8 Consents and Approvals; No Violations. (a) Neither the execution, delivery and performance of this Agreement or the Stock Option Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby or thereby will violate, conflict with or result in any breach of, require any consent, waiver or notice under any term of, or result in the reduction, loss, or cancellation of any benefit or the creation or acceleration of any right or obligation under (i) any provision of the respective certificate of incorporation or bylaws (or similar governing documents) of (x) Parent or (y) any of Parent's Subsidiaries, (ii) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets (assuming the making by the Company of all required filings with, and the receipt by the Company of all required permits, authorizations, consents and approvals of all applicable Governmental Entities), except in the case of, (i)
(y), (ii) or (iii) for violations, breaches or defaults which do not or would not be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  SECTION 4.9 No Default. Neither Parent nor any of its Subsidiaries is in violation of any term of (i) its certificate or articles of incorporation, or bylaws or similar governing documents, (ii) any agreement to which it is a party or by which it is bound, or (iii) any Law applicable to Parent, its Subsidiaries or any of their respective properties or assets, the consequence of which violation does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  SECTION 4.10 Compliance with Applicable Law. Except as or to the extent publicly disclosed by Parent in the Parent SEC Reports Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, the businesses of Parent and its Subsidiaries are not being conducted in violation of any Law, ordinance or regulation of any Governmental Entity applicable to Parent or its Subsidiaries, except for violations or possible violations which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as or to the extent publicly disclosed by Parent in the Parent SEC Reports, to Parent's knowledge, no investigation or review by any Governmental Entity other than periodic examinations conducted in the ordinary course with respect to Parent or its Subsidiaries is pending or threatened, nor, to Parent's knowledge, has any Governmental Entity indicated an intention to conduct the same.

                  SECTION 4.11 Ineligible Persons. Neither Parent, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. Neither Parent nor any "associated person" (as defined in the Advisers Act) thereof, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser. Neither Parent nor any "associated person" (as defined in the Exchange Act) thereof, is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

                  SECTION 4.12 Parent Funds; Advisory Agreements. (a) Each Parent Fund (as hereinafter defined) that is an entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate, trust or partnership power and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under applicable Law, except where the failure to have such power, authority or qualification, does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Each Parent Fund is, and at all times as required under the Securities Laws since prior to its initial public offering of Securities (as defined in the Securities Act) has been, duly registered with the SEC, to the extent such registration is required, as an investment company under the Investment Company Act.

                  (b) (i) The shares of each Parent Fund are qualified for public offering and sale in each jurisdiction where offers are made to the extent required under applicable Law and (ii) each Parent Fund has been operated since its organization and is currently operating in compliance in all material respect with applicable Law.

                  (c) Each Parent Investment Company Advisory Agreement (as hereinafter defined) subject to Section 15 of the Investment Company Act has been duly approved by Parent or its Subsidiary at all times in compliance with
Section 15 of the Investment Company Act and all other applicable Laws. Each such Parent Investment Company Advisory Agreement has been performed by Parent in accordance with the Investment Company Act and all other applicable Laws.

                  SECTION 4.13 Brokers. No broker, finder or investment banker (other than Merrill Lynch & Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this

Agreement based upon arrangements made by and on behalf of Parent or any of their affiliates.

                  SECTION 4.14 Tax Matters. Parent has neither directly or indirectly taken or agreed to take any action that would prevent the Share Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                                   ARTICLE V

                    COVENANTS RELATED TO CONDUCT OF BUSINESS

                  SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the services of its current officers and employees and seek to preserve its relationships with clients, customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or in the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its Subsidiaries will, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed);

                  (a) amend its certificate of incorporation or bylaws (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities convertible into or exchangeable for any stock or any equity equivalents (including, without limitation, any stock options or stock appreciation rights) other than grants of restricted stock pursuant to the Company's Deferred Compensation Plan in the ordinary and usual course of business consistent with past practice or pursuant to the terms of any Company Employee Benefit Plan in existence on the date hereof as listed in the Company Disclosure Schedule;

                  (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except the declaration and payment of regular quarterly cash dividends not in excess of $0.35 per Share with usual record and payments dates in accordance with past dividend practice and dividends paid by Wholly-Owned Subsidiaries; (iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such; or (iv) redeem, repurchase or otherwise acquire for its own account any of its securities or any securities of any of its Subsidiaries;

                  (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

                  (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary;

                  (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except in the ordinary and usual course of business consistent with past practice; (ii) guarantee, endorse or otherwise incur or assume any liability (whether directly, contingently or otherwise) for the obligations of any other person, other than in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its Subsidiaries, taken as a whole, and except for obligations of any Wholly-Owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to any other person, other than to Wholly-Owned Subsidiaries of the Company or customary loans or advances made in the ordinary and usual course of business consistent with past practice and in amounts not material to the maker of such loan or advance; (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

                  (g) except as may be required by Law, or preexisting contractual commitment and except for actions taken in the ordinary course of business consistent with past practice, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

                  (h) acquire, sell, lease or dispose of any assets outside the ordinary and usual course of business consistent with past practice or any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary and usual course of business consistent with past practice;

                  (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

                  (j) revalue in any material respect any of its assets, other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

                  (k) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) other than in the ordinary and usual course of business consistent with past practice, enter into any contract or agreement or make any material amendment to any of the Material Contracts, other than advisory agreements; (iii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

                  (l) make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or except as may be required by applicable Law, make any change to any of its material methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its most recently filed federal income tax return;

                  (m) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in, the consolidated financial statements of the Company and its Subsidiaries or incurred in the ordinary and usual course of business consistent with past practice;

                  (n) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby;

                  (o) take any action (including any action otherwise permitted by this Section 5.1) to the Company's knowledge, after discussions with Ernst & Young LLP, that would prevent or impede the Share Exchange from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations, other than as previously disclosed to Parent as specified in
Schedule 3.27 of the Company Disclosure Schedule;

                  (p) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or affiliates (including Parent) or any successor thereto, from engaging or competing in any line of business or in any geographic area;

                  (q) take any action that would materially impede or delay the ability of the parties to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or by Stock Option Agreement;

                  (r) take any action that would reasonably be likely to prevent or impede the Share Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

                  (s) voluntarily divest itself of the management of any mutual fund or other assets currently under management other than in the ordinary and usual course of business consistent with past practice; or

                  (t) take, propose to or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(s)

                  SECTION 5.2 Conduct of Business of Parent. Except as otherwise expressly provided in this Agreement or as set forth in the Parent Disclosure Schedule, prior to the Effective Time, neither Parent nor any of its Subsidiaries will, without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed):

                  (a) except for such actions that are adjusted for pursuant to
Section 2.1(c), (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except the declaration and payment of regular quarterly cash dividends with usual record and payments dates in accordance with past dividend practice; (ii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such; or (iii) redeem, purchase or otherwise acquire any of its securities or any securities of any of its Subsidiaries;

                  (b) except as may be required as a result of a change in Law or in GAAP, change any of the accounting practices used by it;

                  (c) revalue in any material respect any of its assets, other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

                  (d) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, if Parent in good faith believes such acquisition would materially delay the consummation of the transactions contemplated by this Agreement;

                  (e) take any action that would materially impede or delay the ability of the parties to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or by the Stock Option Agreement;

                  (f) take any action (including any action otherwise permitted by this Section 5.2), to Parent's knowledge, after discussions with PricewaterhouseCoopers LLP, that would prevent or impede the Share Exchange from qualifying as a "pooling of interests" under APB 16 and the applicable SEC rules and regulations, other than as previously disclosed to the Company;

                  (g) take any action that would reasonably be likely to prevent or impede the Share Exchange from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

                  (h) take, propose or agree in writing or otherwise to take, any of the actions described in Section 5.2(a) through 5.2(g).

                  SECTION 5.3 Access to Information. (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, offices and other facilities and to all books and records of the Company and its Subsidiaries, will permit Parent to make such inspections as Parent may reasonably require and will cause the Company's officers and those of its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent may from time to time reasonably request, provided that no investigation pursuant to this Section 5.3(a) shall affect or be deemed to modify any of the representations or warranties made by the Company.

                  (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent within two (2) business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management.

                  (c) From the date hereof to the Effective Time, Parent shall comply with the reasonable requests of the Company to make officers available to respond to the reasonable inquiries of the Company in connection with the transactions contemplated hereby and to make available information regarding Parent and its Subsidiaries as the Company may reasonably request.

                  (d) Parent and the Company each will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated October 12, 2000 (the "CONFIDENTIALITY AGREEMENT").

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.1 Preparation of S-4 and the Proxy Statement. Parent and the Company will, as promptly as practicable, jointly prepare the Proxy Statement in connection with the vote of the shareholders of the Company with respect to the Share Exchange. Parent will, as promptly as practicable, prepare and file with the SEC the S-4, containing a proxy statement/prospectus and form of proxy, in connection with the registration under the Securities Act of the shares of Parent Common Stock issuable upon the Share Exchange and the other transactions contemplated hereby. Parent will, and will cause its accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable after filing with the SEC, including, without limitation, causing its accountants to deliver necessary or required instruments, such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process (other than qualifying to do business in any jurisdiction which it is not now so qualified or to file a general consent to service of process in any jurisdiction). To the extent necessary, the Company will cooperate with Parent to complete the foregoing. The Parent shall, as promptly as practicable after the receipt thereof, provide to the Company copies of any written comments and advise the Company of any oral comments, with respect to the S-4 received from the staff of the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date.

                  SECTION 6.2 Regulatory Matters. (a) Subject to the conditions set forth in Article VII hereof, each of Parent and the Company shall, and shall cause its Subsidiaries to, consult and cooperate with each other and in good faith promptly (i) take, or cause to be taken, all actions necessary, proper or advisable to comply with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated herein, to consummate the transactions contemplated by this Agreement and (ii) prepare and file all necessary documentation, effect all applications, notices, petitions and filings with, and use their reasonable best efforts to obtain as promptly as practicable all permits, consents, approvals and authorizations of, all Governmental Entities, including without limitation, the FRS, which are necessary or advisable to consummate the transactions contemplated by this Agreement.

                  (b) In particular, Parent shall prepare and file all requisite notices and Applications with respect to the transactions contemplated by this Agreement required to be made by Parent with the Federal Reserve Board or any other Governmental Entities, as promptly as practicable after the date of this Agreement.

                  (c) Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable.

                  (d) Parent and the Company shall keep the other reasonably informed as to the status of all notices and Applications and, subject to applicable Law relating to the exchange of information, provide to each other, promptly after filing, copies of such notices and applications and all supplemental or related filed materials.

                  (e) Parent and the Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with or any statement, filing, notice or application made by or on behalf of Parent, the Company any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement.

                  (f) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any required approval of any Governmental Entity will not be obtained or that the receipt of any such approval will be materially delayed.

                  (g) Subject to the conditions set forth in Article VII hereof, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of Parent and the Company shall cooperate in all respects with each other and use its respective commercially reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

                  (h) Notwithstanding the foregoing, neither Parent nor the Company shall be required to disclose to the other any personal financial statements or other similar information concerning their directors, officers, shareholders or their respective individual affiliates.

                  SECTION 6.3 Letter of Accountants. To the extent appropriate and/or required by either party:

                  (a) The Company shall use all reasonable best efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent auditors, dated a date within two (2) business days before the date on which the S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  (b) Parent shall use all reasonable best efforts to cause to be delivered to the Company a letter of PricewaterhouseCoopers LLP, Parent's independent auditors, dated a date within two (2) business days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  SECTION 6.4 Meeting. (a) The Company shall take all lawful action to (i) cause a special meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") to be duly called and held as soon as practicable after the S-4 is declared effective for the purpose of voting on the approval and adoption of this Agreement and (ii) solicit proxies from its shareholders to obtain the Company Requisite Vote for the approval and adoption of this Agreement. The Company Board shall (i) recommend that the shareholders of the Company adopt this Agreement and thereby approve the transactions contemplated by this Agreement and (ii) take all lawful action (including the solicitation of proxies) to solicit such adoption; provided, however, that the Company Board may, at any time prior to the time of the Company Shareholder Meeting, withdraw, modify or change any such recommendation to the extent that the Company Board determines in good faith, after consultation with outside legal counsel, that such withdrawal, modification or change of its recommendation is necessary to comply with its fiduciary duties to the Company's shareholders under applicable Law (a "COMPANY SUBSEQUENT DETERMINATION"), but only at a time that is after the fifth business day following Parent's receipt of written notice advising Parent that the Company Board intends to make a Company Subsequent Determination. After providing such notice, Company shall provide a reasonable opportunity to Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation to its shareholders without a Company Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the parties at the time.

                  SECTION 6.5 [Intentionally Omitted]

                  SECTION 6.6 Company Fund Meetings. If and to the extent necessary, the Company shall assist each of the Company Funds to prepare and file with the SEC, or other applicable Governmental Entity, as soon as is reasonably practicable a preliminary proxy statement, together with a form of proxy, to be used in connection with the meeting of the shareholders of each such Company Fund for the purpose of approving new Investment Company Advisor Agreements, or other applicable agreements, with the current advisor of each such Fund, substantially on the terms of the current Investment Company Advisor Agreements, to take effect at the Effective Time, and, as promptly as practicable thereafter, subject to compliance with the rules and regulations of the SEC to the extent applicable, a definitive proxy statement with respect to such meeting shall be mailed to the shareholders of such Company Fund. Each such proxy statement shall comply as to form in all material respects with all applicable Law.

                  SECTION 6.7 Non-Investment Company Advisory Contract Consents.
(a) As soon as reasonably practicable after the date thereof, the Company shall inform the Funds, that are not Company Funds, of the transactions contemplated by this Agreement and request that such Funds take such actions as may be necessary in connection with the deemed assignment, as defined in Section 202(c) of the Investment Advisers Act of 1940, as amended (the "Advisers Act") (the "DEEMED ASSIGNMENT") of the advisory agreements to which the Company or any of its Subsidiaries its Subsidiaries is a party relating to such Fund.

                  (b) As soon as reasonably practicable after the date thereof, the Company shall inform its investment advisory clients that are parties to Non-Investment Company Advisory Agreements ("NICAAS") of the transactions contemplated by this Agreement. The Company shall request written consent of each such client to the deemed assignment of its NICAA and use its best efforts to obtain such consent; or in the case of NICAAs which prohibit assignment or state by their terms that they terminate upon assignment, the Company will use its best efforts to enter into new agreements to in substantially identical terms be effective upon Closing and the deemed assignment. Parent agrees that, except in the case of NICAAs that prohibit assignment or state by their terms that they terminate upon assignment or do not, by their terms, require written consent of the client, the Company may obtain consent by requesting written consent as aforesaid and informing such client: (a) of the Company's intention to effect a deemed assignment of such NICAAs; (b) of the Company's intention to continue the advisory services, pursuant to the NICAAs with such client after the Closing if such client does not terminate such NICAAs prior to the Closing; and (c) that the consent of such client will be implied if such client continues to accept such advisory services for at least 30 days after receipt of the Closing without termination (to the extent permitted by the Advisers Act, and any rules, regulations or interpretations of the SEC thereunder).

                  SECTION 6.8 Acquisition Proposals. From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 6.8, the Company will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 6.8 shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written Acquisition Proposal after the date hereof if, and only to the extent that (A) the Company Shareholder Meeting shall not have occurred, (B) the Company Board, after consultation with and receipt of advice of independent legal counsel, determines in good faith that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable Law, (C) the

Company Board determines, after consultation with and receipt of advice of its financial advisor and after taking into account the strategic benefits to be derived from the Share Exchange and the long-term prospects of Parent and its Subsidiaries, that such Acquisition Proposal is reasonably likely, if consummated, to result in a transaction more favorable to the Company's shareholders from a financial point of view than the Share Exchange, and (D) prior to taking such action, the Company (x) provides reasonable notice to Parent to the effect that it is taking such action and (y) receives from such person an executed confidentiality/standstill agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement between Parent and the Company. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, the Company shall notify Parent of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable (but in no case later than 24 hours) after its receipt thereof, and shall provide Parent with a copy of any written Acquisition Proposal or amendments or supplements thereto, and shall thereafter inform Parent on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal, and shall promptly give Parent a copy of any information delivered to such person which has not previously been reviewed by Parent. Immediately after the execution and delivery of this Agreement, the Company will, and will cause its Subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.8.

                  SECTION 6.9 Public Announcements. Each of Parent and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Share Exchange, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or by obligations pursuant to any listing agreement with a securities exchange, as determined by Parent or the Company, as the case may be.

                  SECTION 6.10 Indemnification. (a) From and after the Effective Time, Parent shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its Subsidiaries (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part
(i) based on, or arising out of the fact that such person is or was a director, officer or employee of such party or a Subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement.

                  (b) In the event Parent or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set for in this Section 6.10.

                  (c) Parent shall use commercially reasonable efforts to cause the persons serving as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy with an insurance company with the same or better rating by A.M. Best Company or otherwise reasonably approved by the Company Board) with respect to acts and omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Parent be required to expend on an annual basis more than 200% of the current annual amount expended by the Company (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto and further provided, that if Parent is unable to maintain or obtain the insurance called for by this Section 6.10(c), Parent shall use commercially reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount.

                  (d) To the fullest extent permitted by Law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its Subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws and those of its Subsidiaries, in effect on the date hereof, shall survive the Share Exchange and shall continue in full force and effect from the Effective Time and Parent shall provide substantially similar terms of indemnification for such persons with respect to their activities as such following the Effective Time.

                  (e) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

                  SECTION 6.11 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication from any third party (other than parties to investment advisory agreements) alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (ii) the failure or prospective failure to satisfy any condition to the consummation of the transactions contemplated by this Agreement set out in Article VII hereof, or the occurrence or non-occurrence of any event which would permit the termination of this Agreement; provided, however, that the delivery of any notice pursuant to this
Section 6.11 shall not cure such non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.12 Pooling.Parent shall take reasonable actions as are within its control necessary to cause the accounting of the Share Exchange to be treated as a "pooling of interests" under APB 16 and the applicable rules and regulations of the SEC.

                  SECTION 6.13 Employee Matters. (a) Parent will cause the Company to honor the obligations of the Company or any of its Subsidiaries under the provisions of all employment, consulting, termination, severance, change in control and indemnification agreements (set forth on Sections 3.13(a) and 3.22 of the Company Disclosure Schedule or made available to Parent) between and among the Company or any of its Subsidiaries and any current or former officer, director, consultant or employee of the Company or any of its Subsidiaries. Parent acknowledges that the consummation of the Share Exchange shall constitute a "change in control" for all purposes under the agreements specified in the immediately preceding sentence and the applicable Company Employee Benefit Plans.

                  (b) As promptly as practicable following the Effective Time, Parent shall arrange for each employee of the Company or any Subsidiary to participate in the Employee Benefit Plans covering employees of the Parent ("PARENT EMPLOYEE BENEFIT PLANS") in accordance with the eligibility criteria, provided that (i) such participants shall receive full credit, without duplication, for years of service with the Company or any Subsidiary (and service otherwise credited by the Company or any Subsidiary) prior to the Effective Time for which such service was recognized under the Company Employee Benefit Plans, for eligibility to participate and vesting and levels of benefits, but not benefit accrual, under similar compensation or employee benefit plans of Parent and its Subsidiaries, (ii) such participants and their dependents (to the extent that the terms and conditions of each Parent Employee Benefit Plan provide for coverage and/or benefits of eligible employees' dependents) shall participate in the Parent Employee Benefit Plans on terms no less favorable than those offered by Parent to similarly situated employees of Parent, (iii) Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group plans to be waived with respect to such participants and their eligible dependents to the same extent waived under the Company Employee Benefit Plans and shall provide each such participant with credit for any co-payments and deductibles paid during the portion of the calendar year prior to the Effective Time which includes the Closing Date for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements during such calendar year under all Parent Employee Benefit Plans in which such participants are eligible to participate after the Effective Time, (iv) during the 18-month period following the Effective Time, Parent will provide each current and former employee or director of the Company and each Subsidiary with benefits and compensation that are, in the aggregate, no less favorable than the benefits and compensation received by such employee or director prior to the Effective Time,
(v) retiree medical (including prescription drug and dental) insurance benefits currently provided to retired employees of the Company and its Subsidiaries shall continue to be provided to such retired employees, shall be provided upon retirement to all employees of the Company or any of its Subsidiaries who as of the Closing Date are at least 55 years old and have been employed by the Company or any of its Subsidiaries for at least 10 years and shall not be reduced from the levels provided prior to the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit.

                  (c) Parent will create and fund a retention pool in the amount of $85,000,000 for Company's employees from and after the Effective Time in accordance with the terms set forth in Section 6.13 of the Parent Disclosure Schedule.

                  SECTION 6.14 Affiliate Letters. Pursuant to Section 2.14 hereof, Section 6.14 of the Company Disclosure Schedule sets forth a list of all individuals who are, and all individuals who to the Company's knowledge will be at the Closing Date, "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Share Exchange for "pooling-of-interests" accounting treatment under APB 16 and applicable SEC rules, and Section 6.14 of the Parent Disclosure Schedule sets forth a list of all persons who are, and all persons who to Parent's knowledge will be deemed at the Closing Date, "affiliates" of Parent for purposes of qualifying the Share Exchange for "pooling of interests" under APB 16 and the applicable SEC rules and regulations. The Company and Parent will each respectively cause such lists to be updated promptly through the Closing Date. Not later than 45 days prior to the date of the Company Shareholder Meeting, the Company shall cause its "affiliates" to deliver to Parent a written agreement substantially in the form attached as Exhibit B, and Parent shall cause its "affiliates" to deliver to the Company a written agreement substantially in the form attached as Exhibit C.

                  SECTION 6.15 Application of Section 16 of the Exchange Act. Assuming the Company delivers to Parent the necessary information, prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause the transactions contemplated by this Agreement, including any dispositions of Shares (including derivative securities with respect to Shares) and acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) by each person who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, or who will be subject to such requirements with respect to Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                  SECTION 6.16 Fees and Expenses. Whether or not the Share Exchange is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such Expenses, except Expenses incurred in connection with the filing and printing of the Proxy Statement and the S-4 shall be incurred by Parent and Expenses incurred in connection with the mailing of the Proxy Statement and the S-4, shall be incurred by the Company. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the preparation, filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of shareholder approval and all other matters related to the transactions contemplated hereby.

                  SECTION 6.17 Listing of Stock. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in connection with the Share Exchange to be approved for listing on the NYSE on or prior to the Closing Date, subject to official notice of issuance.

                  SECTION 6.18 Authorized Parent Stock. Parent has reserved sufficient shares of Parent Common Stock from its authorized and unissued capital stock to accomplish the transactions contemplated by this Agreement, including the Share Exchange, and shall maintain such reservation as necessary to accomplish the transactions contemplated hereby.

                  SECTION 6.19 Antitakeover Statutes. If any "fair price", "moratorium", "control share acquisition", "affiliate transaction", "business combination" or other antitakeover Laws statute or regulation enacted under state or federal laws (collectively, "TAKEOVER STATUTES") is or may become applicable to the Share Exchange or the Stock Option Agreement, each of Parent and the Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Share Exchange.

                  SECTION 6.20 Certain AgreementS. Parent envisages that the Company will continue to function as an independent Subsidiary with its current name and Company Board. In light of the importance of this independence, Parent and the Company agree as follows:

                  (a) The Company's By-laws will be amended to include the provisions set forth in clauses (i) -- (iii) of this subsection (a) of Section 6.20(a) (the "6.20(A) PROVISIONS"):

                        (i) The Parent, as the holder of all of the outstanding Shares, shall elect directors of the Company. Persons eligible to serve on the Company Board shall be:

                                    (A)      the Company's directors in office
                                             immediately prior to the effective
                                             time;

                                    (B)      two (2) designees of Parent's chief
                                             executive officer; and

                                    (C)      upon the departures of persons
                                             referred to in clause (A) by reason
                                             of death, retirement, resignation,
                                             or removal for cause, persons
                                             nominated by the Nominating
                                             Committee of the Company Board. For
                                             each vacancy the Nominating
                                             Committee of the Company Board
                                             shall nominate three persons. The
                                             Parent shall be entitled to vote
                                             the Shares in its discretion in
                                             this regard.

                        (ii) The corporate name, bank regulatory status and location of the principal place of business of the Company in New York shall not be changed without the prior approval of the Company Board.

                        (iii) The size of the Company Board will not be altered (other than to the extent necessary in connection with the appointment of the two (2) designees of Parent's Chief Executive Officer), and the provisions of the Company's By-Laws regarding the removal of directors without cause will not be amended or altered without the approval of a majority of the Company Board.

         Until the third anniversary of the Closing Date (such three (3) year period is referred to as the "PERIOD") the 6.20(a) Provisions will not be modified or removed from the Company's By-laws without the approval of a majority of the Company Board.

                  (b) The parties agree further that for the Period:

                        (i) The Company shall be maintained as a separate wholly-owned Subsidiary of Parent. Subject to the provisions of subsection
      (b)(ii) below, Parent shall consult with the Company Board with regard to any reorganization of the operations and corporate structures of the Subsidiaries of the Company and/or the integration of such operations and corporate structures with Parent's businesses and Subsidiaries that Parent may wish to effect following the Effective Time, with the goal of achieving maximum efficiencies and synergies;

                        (ii) The global high net-worth individual businesses of the Company and Parent as of the Effective Time, excluding Parent's wrap-fee business, will be developed and managed by the Company in consultation with Parent. Parent will advance the expansion of the global institutional separate account businesses of the Company for a full range of growth equities, fixed income and real estate securities;

                        (iii) The Chief Executive Officer of the Company shall report directly to the Chief Executive Officer of Parent. Personnel decisions and the reporting structure concerning the executives, officers and employees of Company shall be in the discretion of the Chief Executive Officer of the Company within the framework of an overall budget and within a context jointly developed by Parent and the Company. In furtherance of the foregoing, the policies and procedures applicable to the executives, officers and employees of the Company and its Subsidiaries on a functional basis shall be consistent with the analogous policies and procedures of Parent in existence from time to time;

                        (iv) The salary, benefits and terms of employment of the Company's Chief Executive Officer shall not be modified without the prior approval of Parent. Any vacancy in the office of Chief Executive Officer of the Company by reason of death, retirement, resignation or otherwise shall be filled by the Company Board with the prior consent of Parent;

                        (v) (a) Anne M. Tatlock will be a member of the Parent Board, as long as she meets the requirements to be a director of a corporation organized under the Delaware General Corporation Law and (b) the Chief Executive Officer of the Company will be a member of office of the chairman of Parent, for so long as such office is in existence, reporting directly to the Chief Executive Officer of Parent; and

                        (vi) Parent will involve the management of the Company in the future management of the Parent group.

                  (c) Following the execution of this Agreement, the Company and Parent will form an integration committee, whose members will be jointly agreed upon but will include William Y. Yun and Michael O. Magdol. The integration committee will report directly to the Chief Executive Officers of Parent and the Company. The integration committee will study, among other things, technology development and integration and back office consolidation.

                  SECTION 6.21 Tax-Free Share Exchange. Each of Parent and the Company will use its reasonable best efforts, and each agrees to cooperate with the other and provide one another with such documentation, information and materials as may be reasonably necessary, proper and advisable to cause the Share Exchange to qualify as a reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE VII

                CONDITIONS TO CONSUMMATION OF THE SHARE EXCHANGE

                  SECTION 7.1 Conditions to Each Party's Obligations to Effect the Share Exchange. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable Law:

                  (a) This Agreement shall have been approved and adopted by the Company Requisite Vote.

                  (b) The approvals of the FRS (and confirmation by the FRS that Parent's election to be a financial holding company is effective) and of all other relevant Federal and state bank and thrift regulators required for Parent to acquire the Company and its Subsidiaries shall have been obtained and shall remain in full force and effect, and Parent shall have duly and validly elected to become and shall have qualified to become, a "financial holding company" (as such term is defined in 12 U.S.C. Section 1841(p)). All other regulatory approvals required to consummate the transactions contemplated hereby, and all other statutory waiting periods, the failure of any of which to be obtained or observed would be reasonably likely to have a Material Adverse Effect on Parent or a Material Adverse Effect on the Company, shall have been obtained and remain in full force and effect or, in the case of waiting periods, shall have expired or been terminated. Such approvals referred to in the preceding two (2) sentences shall have been obtained without any limitation, restriction or condition that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or Parent, provided, however, that except with respect to Parent's investment advisory or mutual fund related businesses, no limitation, restriction or other requirement imposed on Parent and its Subsidiaries (including the Company and its Subsidiaries following the Effective Time) by reason of Parent's becoming a bank holding company and a financial holding company under the BHCA will be deemed, directly or indirectly, to have individually or in the aggregate, a Material Adverse Effect on Parent or the Company;

                  (c) The S-4 shall have been declared effective by the SEC and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the Securities Act or Exchange Act relating to the issuance or trading of the Parent Common Stock shall have been received.

                  (d) The Parent Common Stock required to be issued hereunder shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                  (e) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and enjoins or prohibits or prevents the consummation of the Share Exchange or any of the other material transactions contemplated by this Agreement.

                  (f) The Company shall have received an opinion of Cleary, Gottlieb, Steen & Hamilton, in form and substance reasonably satisfactory to the Company and Parent dated as of the Closing Date, substantially to the effect that, on the basis of the facts and assumptions described in the opinion, the Share Exchange constitutes a reorganization within the meaning of Section 368(a) of the Code. In rendering this opinion, counsel may require and rely upon representations (including tax representation letters in customary form) of each of Parent and the Company.

                  SECTION 7.2 Conditions to Obligations of Parent. The obligations of Parent to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or part by Parent, to the extent permitted by applicable Law:

                  (a) The representations and warranties of the Company contained herein shall be true and correct as of the date hereof, without regard to any Material Adverse Effect qualifications, except where any such failure of the representations and warranties to be true and correct as of the date hereof, does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  (b) The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                  (c) The Company shall have delivered to Parent a certificate, dated the Closing Date, signed by the President or any Vice President of the Company (but without personal liability thereon), certifying as to the fulfillment of the conditions specified in Sections 7.2(a) and 7.2(b).

                  (d) Not later than 45 days prior to the date of the Company Shareholder Meeting, Parent shall have received from the Company's "affiliates" as listed on Schedule 2.14 of the Company Disclosure Schedule, a written agreement substantially in the form attached as Exhibit B.

                  (e) The holders of not more than five percent (5%) of the Shares outstanding immediately prior to the Effective Time shall have properly exercised dissenter rights under the applicable provisions of the NYBL.

                  (f) Four of the Five persons listed on Schedule 7.2 of the Company Disclosure Schedule shall have entered into an employment agreement with the Company, which agreements shall continue to be in effect as of the Closing Date, on terms no less favorable than the employment and benefit arrangements from the Company applicable to such employee on the date hereof, unless said employee is, as of the Closing Date, deceased or unable to be employed due to his or her permanent disability.


                  SECTION 7.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following additional conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable Law:

                  (a) The representations and warranties of Parent contained herein shall be true and correct as of the date hereof, without regard to any Material Adverse Effect qualifications, except where any such failure of the representations and warranties to be true and correct as of the date hereof, does not or would not reasonably be expected to have individually, or in the aggregate, a Material Adverse Effect on Parent.

                  (b) Parent shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

                  (c) Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by the President or any Vice President of Parent (but without personal liability thereon), certifying as to the fulfillment of the conditions specified in Section 7.3(a) and 7.3(b).

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

                  SECTION 8.1 Termination by Mutual Agreement. This Agreement may be terminated and the Share Exchange may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Share Exchange by the Company Requisite Vote, by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

                  SECTION 8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Share Exchange may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if:

                  (a) the Share Exchange shall not have been consummated by October 25, 2001, whether such date is before or after the date of approval of the Share Exchange by the Company Requisite Vote (the "TERMINATION DATE");

                  (b) the Company Requisite Vote shall not have been obtained at the Company Shareholder Meeting or at any adjournment or postponement thereof;

                  (c) any Law permanently restraining, enjoining or otherwise prohibiting consummation of the Share Exchange shall become final and non-appealable (whether before or after the approval of the Share Exchange by the Company Requisite Vote); or

                  (d) any Governmental Entity shall have failed to issue any consent, order, decree or ruling or to take any other action which is necessary to fulfill the conditions set forth in 7.1(b), and such denial of a request to issue such consent, order, decree, ruling or take such other action shall have been final and nonappealable.

                  Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Share Exchange to be consummated.

                  SECTION 8.3 Termination by the Company. This Agreement may be terminated and the Share Exchange may be abandoned at any time prior to the Effective Time by action of the Company Board if there is a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement that (i) is not cured by the earlier of 60 calendar days after receipt of written notice from the Company to Parent or the Termination Date or (ii) cannot be cured by the Termination Date, and would cause a condition set forth in
Section 7.1, 7.3(a) or 7.3(b) to be incapable of being satisfied as of the Termination Date.

                  SECTION 8.4 Termination by Parent. This Agreement may be terminated and the Share Exchange may be abandoned at any time prior to the Effective Time by action of the Parent Board, if:

                  (a) the Company Board (i) fails to include in the Proxy Statement its recommendation without modification or qualification that shareholders approve this Agreement and the Share Exchange, (ii) withdraws or modifies in an adverse manner its approval or recommendation of this Agreement or the Share Exchange, (iii) fails to reaffirm such approval or recommendation upon Parent's request within five (5) business days of such request, (iv) approves or recommends any Acquisition Proposal (other than the Share Exchange) or (v) resolves to take any actions specified in this Section 8.4(a); or

                  (b) there is a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that (i) is not cured by the earlier of 60 calendar days after receipt of written notice from the Parent to the Company or the Termination Date or (ii) cannot be cured by the Termination Date and would cause a condition set forth in Section 7.1, 7.2(a), or 7.2(b) to be incapable of being satisfied as of the Termination Dates;

                  SECTION 8.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Share Exchange pursuant to this Article VIII, this Agreement (other than this Section 8.5 and Sections 5.3(d), 6.16 and Article IX) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

                  (b) If this Agreement is terminated (i) by Parent pursuant to
Section 8.4(a) hereof, or (ii) by Parent or the Company pursuant to Section 8.2(b) and in either case within 12 months after the termination of this Agreement, the Company consummates or enters into a definitive agreement to consummate an Acquisition Proposal with any third party, then the Company shall pay to Parent a termination fee of $25,000,000 (the "TERMINATION Fee"). The Termination Fee shall be payable in cash and shall be due and owing no later than one business day following the date such third party consummates such Acquisition Proposal with the Company or its shareholders.

                  (c) If this Agreement is terminated pursuant to (i) Section
8.2 (d) at a time when Parent has not received the requisite approvals of the FRS or the requisite approval pursuant to the NYBL to consummate the transactions contemplated hereby or (ii) Section 8.2(a) at a time when Parent has not received the requisite approvals of the FRS or the requisite approval pursuant to the NYBL to consummate the transactions contemplated hereby then Parent shall pay the Company a termination fee of $25,000,000, such fee shall be payable in cash and due and owing no later one business day following the date of termination. Payment of such fee shall be in full satisfaction and settlement of any claims the Company or Parent otherwise might have against each other in respect of or under this Agreement.

                  (d) The Company agrees that the agreements contained in this
Section 8.5 are an integral part of the transactions contemplated by this Agreement and the Stock Option Agreement.

                  SECTION 8.6 Amendment. This Agreement may be amended by action taken by the Company and Parent at any time before or after approval of the Share Exchange by the Company Requisite Vote but, after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

                  SECTION 8.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or
(iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement survive beyond the date hereof. None of the covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Effective Time, except to the extent set forth in those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this
Article IX. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.2 Entire Agreement; Assignment. (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Stock Option Agreement or the Confidentiality Agreement.

                  (b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by Share Exchange or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors.

                  SECTION 9.3 Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five (5) business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided that the fax is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient or (iv) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

                  if to Parent, to:        Franklin Resources, Inc.
                                           777 Mariners Island Blvd.
                                           San Mateo, California  94404
                                           Attention:  Martin Flanagan
                                           Facsimile:  (650) 312-2804, and

                                           Attention:  Leslie M. Kratter
                                           Facsimile:  (650) 312-2804



                  with a copy to:          Weil, Gotshal & Manges LLP
                                           767 Fifth Avenue
                                           New York, NY  10153
                                           Attention: Raymond O. Gietz, Esq.
                                                      Jeffrey E. Tabak, Esq.
                                           Facsimile: (212) 310-8007


                  if to the Company, to:   Fiduciary Trust Company International
                                           2 World Trade Center
                                           New York, NY  10048
                                           Attention:  Michael O. Magdol
                                                       Carol K. Demitz
                                           Facsimile:  (212) 524-5029


                  with a copy to:          Cleary, Gottlieb, Steen & Hamilton
                                           One Liberty Plaza
                                           New York, NY 10006
                                           Attention:  Laurent Alpert, Esq.
                                           Facsimile:  (212) 225-3999

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

                  SECTION 9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York.

                  SECTION 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and, except as provided in Sections 6.10 and 6.20 after the Effective Time, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) if necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  SECTION 9.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

                  SECTION 9.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 9.10 Interpretation. (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

                  (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 25, 2000. The phrase "made available" in this agreement shall mean that the information referred to has been actually delivered to the party to whom such information is to be made available.

                  (c) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  SECTION 9.11 Definitions. (a) "ACQUISITION PROPOSAL" means an inquiry, an offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its
Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent (20%) or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 20 percent (20%) or more of the outstanding Shares; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (b) "APPLICATION" shall mean any application, notice, document, election, declaration or other filing made by either Parent or the Company to any Governmental Entity, with respect to the transactions contemplated by this Agreement.

                  (c) "ADVISERS ACT" shall mean the Investment Advisers Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

                  (d) "BENEFICIAL OWNERSHIP" or "BENEFICIALLY OWN" shall have the meaning provided in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

                  (e) "COMPANY FUND" shall mean any Fund bearing the Fiduciary Trust name or a derivative, thereof.

                  (f) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  (g) "FUND" shall mean any U.S. or non-U.S. registered or unregistered investment company or series thereof for which the Company or any of its Subsidiaries provides advisory or subadvisory services pursuant to an Investment Company Act Advisory Agreement or otherwise.

                  (h) "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

                  (i) "INVESTMENT COMPANY ADVISORY AGREEMENT" shall mean an investment advisory agreement entered into by the Company or any of its Subsidiaries for the purpose of providing investment advisory or subadvisory services to a registered investment company or series thereof.

                  (j) "KNOW" or "KNOWLEDGE" means, with respect to any party, the knowledge of such party's executive officers after due inquiry, including inquiry of such party's counsel and other officers of such party responsible for the relevant matter.

                  (k) "MATERIAL ADVERSE EFFECT" means with respect to any entity, any change, circumstance or effect that, individually or in the aggregate with all other changes, circumstances and effects, is or is reasonably likely to be materially adverse to (i) the assets, properties, financial condition or results of operations of such entity and its Subsidiaries taken as a whole or (ii) the ability of such entity to consummate the transactions contemplated by this Agreement on a timely basis.

                  (l) "NON-INVESTMENT COMPANY ADVISORY AGREEMENT" shall mean any investment advisory agreement entered into by Company or any of its Subsidiaries for the purpose of providing investment advisory services to a client other than a registered investment company or series thereof.

                  (m) "PARENT FUND" shall mean any Fund sponsored by Parent or any of its Subsidiaries and sold under the Franklin, Templeton or Mutual Series brand name.

                  (n) "PARENT INVESTMENT COMPANY ADVISORY AGREEMENT" shall mean an investment advisory agreement entered into by Parent or any of its Subsidiaries for the purpose of providing investment advisory or subadvisory services to a registered investment company or series thereof.

                  (o) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

                  (p) "SECURITIES LAWS" shall mean the Securities Act; the Investment Company Act; the Advisers Act; state "blue sky" laws and any comparable regulations of any non-U.S. Governmental Entities.

                  (q) "SUBSIDIARY" of a person shall mean a second person fifty percent (50%) or more of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a person that is not a corporation) of which is beneficially owned by the first person directly or indirectly through one or more other persons. For avoidance of doubt, the Company's Deferred Compensation Plan and the Profit Sharing, Savings and Employee Stock Ownership Plan shall not be considered a Subsidiary of the Company.

                  (r) "WHOLLY-OWNED SUBSIDIARY" shall mean a Subsidiary of the Company all of the voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Subsidiary that is not a corporation) of which is beneficially owned by the Company, except, in the case of Subsidiaries that are incorporated outside the United States, for any portion of such voting stock (or of any other form of general partnership or other voting or controlling equity interest in the case of a Subsidiary that is not a corporation) that is held by one or more persons for the purposes of complying with applicable local laws or regulations.

                            [signature page follows]

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                FRANKLIN RESOURCES, INC.

                                By:/s/ Charles B. Johnson
                                   --------------------------------------------
                                   Name: Charles B. Johnson
                                   Title: Chairman



                                FIDUCIARY TRUST COMPANY INTERNATIONAL

                                By:/s/ Anne M. Tatlock
                                   --------------------------------------------
                                   Name: Anne M. Tatlock
                                   Title: Chief Executive Officer

                                                                       Exhibit A

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                          RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

                  STOCK OPTION AGREEMENT, dated as of October 25, 2000 (the "Agreement"), by and between Fiduciary Trust Company International, a bank organized under the New York State Banking Law ("Issuer"), and Franklin Resources, Inc., a Delaware corporation ("Grantee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, concurrently herewith Issuer and Grantee are entering into an Agreement and Plan of Share Acquisition of even date herewith (the "Plan of Acquisition"), providing for, among other things, the acquisition of Issuer by Grantee; and

                  WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Plan of Acquisition and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan of Acquisition, Issuer and Grantee agree as follows:

                  Section 1. Grant of Option; Adjustment. (a) Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase that number of fully paid and non-assessable shares of common stock, par value $1.00 per share, of Issuer ("Common Stock") equal to 19.9% of the currently issued and outstanding shares of Common Stock, without giving effect to any shares subject to or issued pursuant to the Option, at a purchase price of $65 per share (the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

                  (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance or redemption, repurchase, retirement or other action, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this
Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Plan of Acquisition.

                  Section 2. Exercise of Option. (a) The holder of the Option (the "Holder") may exercise the Option, in whole or in part, at any time or from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined); provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (d) of this Section 2) within 90 days following such Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Plan of Acquisition) of the Share Exchange (as defined in the Plan of Acquisition); (ii) termination of the Plan of Acquisition in accordance with the provisions thereof, other than pursuant to Sections 8.2(b) or 8.4(a); or (iii) the passage of 12 months after termination of the Plan of Acquisition pursuant to Sections 8.2(b) or 8.4(a) thereof, unless during such 12-month period, the Company consummates or enters into a definitive agreement to consummate an Acquisition Transaction (as hereinafter defined) with any person (as hereinafter defined) other than Grantee, in which case the Exercise Termination Event shall be the passage of six months from the consummation of such Acquisition Transaction whether or not a Notice Date has occurred.

                  (b) The term "Triggering Event" shall mean the consummation by Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, of an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger, consolidation, share exchange, recapitalization, business combination or other similar transaction, involving Issuer or any Subsidiary of Issuer, (x) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Issuer and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions or (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder) of securities representing 20% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more Issuer Subsidiaries or involving only any two or more Issuer Subsidiaries, be deemed to be an Acquisition Transaction.

                  (c) Issuer shall notify Grantee promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

                  (d) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than ten days nor later than 60 business days from the Notice Date for the closing of such purchase (a "Closing"; and the date of such Closing, a "Closing Date"); provided that if prior notification to or approval of the Board of Governors of the Federal Reserve System or any other Governmental Entity is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated, or such approvals have been obtained, and any requisite waiting period or periods shall have passed. For purposes of determining the timeliness of exercise, any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                  (e) At a Closing, the Holder shall pay to Issuer an amount equal to the Option Price multiplied by the number of shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and surrender this Agreement to Issuer, provided that failure or refusal of Issuer to designate such a bank account or to surrender this Agreement shall not preclude the Holder from exercising the Option.

                  (f) At such Closing, simultaneously with the delivery of immediately available funds and the surrender of this Agreement as provided in subsection (e) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder, which shares shall be free and clear of all liens, charges or encumbrances, and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable Law or the provisions of this Agreement.

                  (g) Certificates for Common Stock delivered at a Closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer, dated as of October 25, 2000, and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that:

                           (i) The reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act;

                           (ii) The reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

                           (iii) The legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by Law.

                  (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (d) of this
Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer may then be closed or that certificates representing such shares of Common Stock may not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

                  Section 3. Additional Covenants of Issuer. Issuer agrees: (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (c) promptly to take all action as may from time to time be required by the Board of Governors of the Federal Reserve System or any other Governmental Entity in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and
(d) promptly to take all action provided herein to protect the rights of the Holder against dilution.

                  Section 4. Loss, Theft, etc. of Agreement. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                  Section 5. Adjustments upon Changes in Capitalization, etc. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to subsection (b) of Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of reclassifications, recapitalizations, stock dividends, stock splits, split-ups, mergers, combinations, subdivisions, conversions, exchanges of shares, dividends, dividends payable in other securities, distributions on or in respect of the Common Stock, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price therefor (including for purposes of repurchase thereof pursuant to Section 7) shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

                  Section 6. Reserved.

                  Section 7. Repurchase of Option. (a) From and after a Triggering Event, (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (x) the Market/Offer Price (as defined below) exceeds (y) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated, provided, however, that the Option Purchase Price and Option Share Repurchase Price shall be subject to the limitations set forth in Section 23. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, and (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer, less the current market value of the remaining liabilities of Issuer, each such value as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

                  (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. Such notice or notices shall also contain representations and warranties to the effect that the Holder owns the Option Shares to be repurchased, free and clear of all Liens, with full power, right and authority to present such Option Shares for repurchase hereunder. Within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable Law from so delivering.

                  (c) To the extent that Issuer is prohibited under applicable Law or as a consequence of administrative policy arising thereunder from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable Law or as a consequence of administrative policy arising thereunder from repurchasing the Option or the Option Shares, as the case may be, or from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (x) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (y) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

                  Section 8. Substitute Option. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person that controls the Acquiring Corporation.

                  (b) The following terms have the meanings indicated:

                           (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or substantially all of Issuer's assets.

                           (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                           (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

                           (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

                  (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then holder or holders of the Substitute Option (the "Substitute Option Holder") in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Acquiring Corporation.

                  (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

                  Section 9. Repurchase of Substitute Option. (a) At the request of the Substitute Option Holder, the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

                  (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable Law and regulation or as a consequence of administrative policy arising thereunder from so delivering.

                  (c) To the extent the Substitute Option Issuer is prohibited under applicable Law or as a consequence of administrative policy arising thereunder from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following, or in connection with, a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable Law or regulation or as a consequence of administrative policy arising thereunder from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals, in each case as promptly as practicable, in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (x) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (y) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

                  Section 10. Extension of Exercise Period. The relevant period for exercise of certain rights under Sections 2, 7 and 9 shall be extended: (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; and (b) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

                  Section 11. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

                  (a) Issuer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

                  (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, non-assessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

                  Section 12. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

                  (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly and validly executed and delivered by Grantee.

                  (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

                  Section 13. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party.

                  Section 14. Further Assurances. Each of Grantee and Issuer will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and any Governmental Entity necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to OTC Bulletin Board and, to the extent required, the Board of Governors of the Federal Reserve System and any other Governmental Entity for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so and Issuer shall not be obligated to apply to banking authorities for approval to issue the shares of Common Stock issuable hereunder until such time as Parent makes such application.

                  Section 15. Equitable Relief. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

                  Section 16. Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

                  Section 17. Delivery. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Plan of Acquisition.

                  Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that mandatory provisions of federal or state law apply).

                  Section 19. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  Section 20. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  Section 21. Entire Agreement; No Third Party Beneficiaries. Except as otherwise expressly provided herein or in the Plan of Acquisition, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  Section 22. Capitalized Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Plan of Acquisition.

                  Section 23. Limitation on Grantee's Total Profit. (a) Notwithstanding any other provision herein, in no event shall Grantee's Total Profit (as defined in subsection (c) of this Section 23) exceed $25 million (the "Maximum Profit"), and, if the Total Profit would otherwise exceed such amount, Grantee, at its sole election, shall either (i) reduce the number of shares subject to the Option (and any Substitute Option), (ii) deliver to Issuer, or Substitute Issuer, as the case may be, for cancellation shares of Common Stock or Substitute Common Stock, as the case may be, previously purchased by Grantee valued at fair market value at the time of delivery, (iii) pay cash to Issuer, or Substitute Issuer, as the case may be, (iv) reduce the amount of the Section 7 Option Repurchase Price or Section 9 Substitute Option Repurchase Price, or
(v) undertake any combination of the foregoing, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions.

                  (b) Notwithstanding any other provision of this Agreement, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined in subsection (d) of this Section 23) of more than the Maximum Profit and, if exercise of the Option would otherwise result in the Notional Total Profit exceeding such amount, Grantee, in its discretion, may take any of the actions specified in subsection
(a) of this Section 23 so that the Notional Total Profit shall not restrict any subsequent exercise of the Option which at such time complies with this sentence.

                  (c) For purposes of this Agreement, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the excess of (x) the net cash amounts or fair market value of any property received by Grantee pursuant to the sale of the Option or the Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, other than any amount received by Grantee upon the repurchase of the Option or the Option Shares, respectively, by Issuer pursuant to Section 7 hereof, after payment of applicable brokerage or sales commissions and discounts, over (y) Grantee's aggregate purchase price for such Option Shares (or other securities), plus (ii) all amounts received by Grantee upon the repurchase of the Option or the Option Shares by Issuer pursuant to Section 7 hereof, (iii) all equivalent amounts with respect to the Substitute Option and Substitute Shares and any amounts paid pursuant to Section 9 hereof, plus (iv) the amount of any Termination Fee paid to Grantee pursuant to Section 8.5 of the Plan of Acquisition.

                  (d) For purposes of this Agreement, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit, determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares, and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions). For purposes of this Section 23, transactions by a wholly-owned subsidiary transferee of Grantee in respect of the Option Shares transferred to it shall be treated as if made by Grantee.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.



                                FIDUCIARY TRUST COMPANY INTERNATIONAL

                                By:/s/ Anne M. Tatlock
                                   --------------------------------------------
                                   Name: Anne M. Tatlock
                                   Title: Chief Executive Officer



                                FRANKLIN RESOURCES, INC.

                                By:/s/ Charles B. Johnson
                                   --------------------------------------------
                                   Name: Charles B. Johnson
                                   Title: Chairman






                    Signature Page to Stock Option Agreement

                                                                       Exhibit B

                  [FORM OF COMPANY AFFILIATE LETTER TO PARENT]

                                     [Date]

Franklin Resources, Inc.
777 Mariners Island Blvd.
San Mateo, California  94404

Dear Sir/Madam:

                  Reference is made to the provisions of the Agreement and Plan of Share Acquisition, dated as of October 25, 2000 (together with any amendments thereto, the "ACQUISITION AGREEMENT"), between Fiduciary Trust Company International, a bank organized and existing under Article III of the New York State Banking Law (the "COMPANY") and Franklin Resources, Inc., a Delaware corporation ("PARENT"), pursuant to which the Company Shares (as defined below) shall be exchanged for Parent Shares (as defined below) (the "SHARE EXCHANGE"). Following the Share Exchange, the Company will be a wholly-owned subsidiary of Parent. This letter constitutes the undertakings of the undersigned contemplated by the Share Exchange Agreement, as is being furnished pursuant to Section 6.14 thereof.

                  I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

                  If in fact I were to be deemed an "affiliate" of the Company under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of the common stock, par value $.10 per share, of Parent (the "PARENT SHARES") received by me in exchange for any shares of common stock, par value $1.00 per share, of the Company (the "COMPANY SHARES") pursuant to the Share Exchange may be restricted.

                  I hereby represent, warrant and covenant to Parent that:

                  (a) I will not sell, pledge, transfer or otherwise dispose of any of the Parent Shares unless (i) such sale, pledge, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be amended from time to time), or
(iii) in the opinion of counsel in form and substance reasonably satisfactory to Parent, or under a "no-action" letter obtained by me from the staff of the SEC, such sale, pledge, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act;

                  (b) I will not (i) sell, pledge, transfer or otherwise dispose of any Company Shares during the 30-day period prior to the Effective Time (as defined in the Acquisition Agreement) or (ii) sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1., "Codification of Financial Reporting Policies",

Section 201.01 47 F.R. 21028 (April 15, 1982)) relative to any Parent Shares until after such time as consolidated financial results (including combined sales and net income) covering at least 30 days of post-Share Exchange combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

                  (c) I have not knowingly taken and will not knowingly take or agree to take any action that would prevent the Share Exchange from qualifying, or being accounted for, as a "pooling of interests".

                  I hereby acknowledge that, except as otherwise provided in the Acquisition Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

                  I understand that Parent will issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in substantially the following form:

         "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may be sold or otherwise disposed of only in accordance with the terms of a letter agreement, dated _____________, between the holder of this certificate and the issuer of this security (a copy of which is on file in the principal office of such issuer) which contains further restrictions on the transferability of the shares represented hereby."

                  The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

                  I hereby acknowledge that Parent and its independent public accountants will be relying upon this letter in connection with the determination that the Share Exchange will qualify and be accounted for as a "pooling of interests", and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Company Shares and the Parent Shares.

                                         Very truly yours,



                                         --------------------------------------
                                         Name:

                                                                       Exhibit C

                  [FORM OF PARENT AFFILIATE LETTER TO COMPANY]

                                     [Date]


Fiduciary Trust Company International
2 World Trade Center
New York, NY  10048

Dear Sir/Madam:

                  Reference is made to the provisions of the Agreement and Plan of Acquisition, dated as of October 25, 2000 (together with any amendments thereto, the "ACQUISITION AGREEMENT"), between Fiduciary Trust Company International, a bank organized and existing under Article III of the New York State Banking Law (the "COMPANY") and Franklin Resources, Inc., a Delaware corporation ("PARENT"), pursuant to which the Company Shares (as defined below) shall be exchanged for Parent Shares (as defined below) (the "SHARE EXCHANGE"). Following the Share Exchange the Company will be a wholly owned subsidiary of Parent. This letter constitutes the undertakings of the undersigned contemplated by the Share Exchange Agreement, as is being furnished pursuant to Section 6.14 thereto.

                  I hereby represent, warrant and covenant to the Company that:

         1. I will not (i) sell, pledge, transfer or otherwise dispose of any shares of common stock, par value $.10 per share, of the Company ("COMPANY SHARES") during the 30-day period prior to the Effective Time (as defined in the Share Exchange Agreement) or (ii) sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1., "Codification of Financial Reporting Policies", Section 201.01 47 F.R. 21028 (April 15,
                  1982)) relative to any shares of common stock, par value $.10 per share, of Parent ("PARENT SHARES") until after such time as consolidated financial results (including combined sales and net income) covering at least 30 days of post-Share Exchange combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

         2. I have not knowingly taken and will not knowingly take or agree to take any action that would prevent the Share Exchange from qualifying, or being accounted for, as a "pooling of interests".

                  The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

                  I hereby acknowledge that the Company and its independent public accountants will be relying upon this letter in connection with the determination that the Share Exchange will qualify and be accounted for as a "pooling of interests", and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of Parent Shares.

                                         Very truly yours,


                                         --------------------------------------
                                         Name:










                                      C-2